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               FLEET CAPITAL CORPORATION, AS ADMINISTRATIVE AND
                               COLLATERAL AGENT

                                     AND

                     FLEET CAPITAL CORPORATION, AS LENDER

                                     AND

                        CARPET BARN, INC., AS BORROWER


         ------------------------------------------------------------


                         LOAN AND SECURITY AGREEMENT

                          Dated: As of May 19, 1998

                                 $10,000,000


         ------------------------------------------------------------



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                                TABLE OF CONTENTS


SECTION 1.        CREDIT  FACILITY...................................................................................1

   1.1.  REVOLVING CREDIT LOANS......................................................................................1
      1.1.1.   Loans and Reserves....................................................................................1
      1.1.2.   Use of Proceeds.......................................................................................1
   1.2.  LETTERS OF CREDIT; LC GUARANTIES............................................................................2
      1.2.1.   Request for Letter of Credit..........................................................................2


      1.2.2.   Description of Letters of Credit......................................................................2
      1.2.3.   Indemnification.......................................................................................2
      1.2.4.   Agent's Instructions..................................................................................3
      1.2.5.   Disbursements.........................................................................................3
      1.2.6.   Reimbursement Obligation..............................................................................3
      1.2.7.   Lender's Reimbursement Obligations....................................................................3
      1.2.8.   Cash Collateral.......................................................................................4
      1.2.9.   Waiver of Liability...................................................................................4
   1.3.  TERM LOAN...................................................................................................5

SECTION 2.        INTEREST,  FEES  AND  CHARGES......................................................................5

   2.1.  INTEREST....................................................................................................5
      2.1.1.   Rates of Interest.....................................................................................5
      2.1.2.   Default Rate..........................................................................................6
      2.1.3.   Maximum Interest......................................................................................6
   2.2.  COMPUTATION OF INTEREST AND FEES............................................................................6
   2.3.  UNDERWRITING FEE............................................................................................6
   2.4.  LETTER OF CREDIT AND LC GUARANTY FEES.......................................................................6
   2.5.  UNUSED LINE FEE.............................................................................................7
   2.6.  REIMBURSEMENT OF EXPENSES...................................................................................7
   2.7.  BANK CHARGES................................................................................................7
   2.8.  SPECIAL ADVANCE FEE.........................................................................................7

SECTION 3.        LOAN  ADMINISTRATION...............................................................................8

   3.1.  MANNER OF BORROWING REVOLVING CREDIT LOANS..................................................................8
      3.1.1.   Loan Requests; Payment................................................................................8
      3.1.2.   Disbursement.........................................................................................11
      3.1.3.   Authorization........................................................................................11
      3.1.4.   Eurodollar Loans.....................................................................................11
      3.1.5.   Interest Periods.....................................................................................11
      3.1.6.   Conversion of Base Rate Loans........................................................................12
      3.1.7.   Continuation of Eurodollar Loans.....................................................................12
      3.1.8.   Prepayment of Eurodollar Loans.......................................................................12
      3.1.9.   Indemnification......................................................................................13
      3.1.10.  Inability to Make Eurodollar Loans...................................................................13
   3.2.  PAYMENTS...................................................................................................13
      3.2.1.   Principal............................................................................................13
      3.2.2.   Interest.............................................................................................14
      3.2.3.   Costs, Fees and Charges..............................................................................14
      3.2.4.   Other Obligations....................................................................................14
      3.2.5.   Voluntary Prepayments................................................................................14
   3.3.  MANDATORY PREPAYMENTS......................................................................................14
      3.3.1.   Proceeds of Sale, Loss, Destruction or Condemnation of Collateral; Extraordinary Receipts............14
      3.3.2.   Excess Cash Flow.....................................................................................15
      3.3.3.   Debt and Equity Offering.............................................................................15
   3.4.  APPLICATION OF PAYMENTS AND COLLECTIONS....................................................................16
                                                   i


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   3.5.  ALL LOANS TO CONSTITUTE ONE OBLIGATION.....................................................................16


   3.6.  LOAN ACCOUNT...............................................................................................16
   3.7.  STATEMENTS OF ACCOUNT......................................................................................16
   3.8.  INCREASED COSTS............................................................................................16
   3.9.  BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR...................................................18
   3.10.    CAPITAL ADEQUACY........................................................................................18
      3.10.1.  Certificate..........................................................................................18

SECTION 4.        TERM  AND  TERMINATION............................................................................19

   4.1.  TERM OF AGREEMENT..........................................................................................19
   4.2.  TERMINATION................................................................................................19
      4.2.1.   Termination by Lenders...............................................................................19
      4.2.2.   Termination by Borrower..............................................................................19
      4.2.3.   Termination Charges..................................................................................19
      4.2.4.   Effect of Termination................................................................................19

SECTION 5.        SECURITY  INTERESTS...............................................................................20

   5.1.  SECURITY INTEREST IN COLLATERAL............................................................................20
   5.2.  LIEN PERFECTION; FURTHER ASSURANCES........................................................................21

SECTION 6.        COLLATERAL  ADMINISTRATION........................................................................21

   6.1.  GENERAL....................................................................................................21
      6.1.1.   Location of Collateral...............................................................................21
      6.1.2.   Insurance of Collateral..............................................................................21
      6.1.3.   Protection of Collateral.............................................................................21
   6.2.  ADMINISTRATION OF ACCOUNTS.................................................................................22
      6.2.1.   Records, Schedules and Assignments of Accounts.......................................................22
      6.2.2.   Discounts, Allowances, Disputes......................................................................22
      6.2.3.   Taxes................................................................................................23
      6.2.4.   Account Verification.................................................................................23
      6.2.5.   Maintenance of Dominion Account......................................................................23
      6.2.6.   Collection of Accounts, Proceeds of Collateral.......................................................23
   6.3.  ADMINISTRATION OF INVENTORY................................................................................23
      6.3.1.   Records and Reports of Inventory.....................................................................23
      6.3.2.   Returns of Inventory.................................................................................23
   6.4.  ADMINISTRATION OF EQUIPMENT................................................................................24
      6.4.1.   Records and Schedules of Equipment...................................................................24
      6.4.2.   Dispositions of Equipment............................................................................24
   6.5.  PAYMENT OF CHARGES.........................................................................................24
   6.6.  ADDITIONAL PAYMENTS........................................................................................24

SECTION 7.        REPRESENTATIONS  AND  WARRANTIES..................................................................24

   7.1.  GENERAL REPRESENTATIONS AND WARRANTIES.....................................................................24
      7.1.1.   Organization and Qualification.......................................................................24
      7.1.2.   Power and Authority..................................................................................25
      7.1.3.   Legally Enforceable Agreement........................................................................25
      7.1.4.   Capital Structure....................................................................................25
      7.1.5.   Corporate Names......................................................................................25
      7.1.6.   Business Locations; Agent for Process................................................................26
      7.1.7.   Title to Properties; Priority of Liens...............................................................26
      7.1.8.   Accounts.............................................................................................26


      7.1.9.   Equipment............................................................................................27
      7.1.10.  Financial Statements; Fiscal Year....................................................................27
      7.1.11.  Full Disclosure......................................................................................28
      7.1.12.  Solvent Financial Condition..........................................................................28
      7.1.13.  Surety Obligations...................................................................................28

                                                   ii


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      7.1.14.  Taxes................................................................................................28
      7.1.15.  Brokers..............................................................................................28
      7.1.16.  Patents, Trademarks, Copyrights and Licenses.........................................................28
      7.1.17.  Governmental Consents................................................................................29
      7.1.18.  Compliance with Laws.................................................................................29
      7.1.19.  Restrictions.........................................................................................29
      7.1.20.  Litigation...........................................................................................29
      7.1.21.  No Defaults..........................................................................................29
      7.1.22.  Leases...............................................................................................30
      7.1.23.  Pension Plans........................................................................................30
      7.1.24.  Trade Relations......................................................................................30
      7.1.25.  Labor Relations......................................................................................30
      7.1.26.  O.S.H.A. and Environmental Compliance................................................................30
   7.2.  CONTINUOUS NATURE OF REPRESENTATIONS AND WARRANTIES........................................................31
   7.3.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.................................................................31

SECTION 8.        COVENANTS  AND  CONTINUING  AGREEMENTS............................................................31

   8.1.  AFFIRMATIVE COVENANTS......................................................................................31
      8.1.1.   Visits and Inspections...............................................................................31
      8.1.2.   Notices..............................................................................................31
      8.1.3.   Financial Statements.................................................................................32
      8.1.4.   Landlord and Storage Agreements......................................................................33
      8.1.5.   Credit Memoranda.....................................................................................33
      8.1.6.   Projections..........................................................................................33
      8.1.7.   Environmental Matters................................................................................33
   8.2.  NEGATIVE COVENANTS.........................................................................................35
      8.2.1.   Mergers; Consolidations; Acquisitions................................................................35
      8.2.2.   Loans................................................................................................36
      8.2.3.   Total Indebtedness...................................................................................36
      8.2.4.   Affiliate Transactions...............................................................................36
      8.2.5.   Limitation on Liens..................................................................................37
      8.2.6.   Subordinated Debt....................................................................................37
      8.2.7.   Distributions........................................................................................37
      8.2.8.   Capital Expenditures.................................................................................38
      8.2.9.   Disposition of Assets................................................................................38
      8.2.10.  Bill-and-Hold Sales, Etc.............................................................................38
      8.2.11.  Restricted Investment................................................................................38
      8.2.12.  Leases...............................................................................................38
      8.2.13.  Tax Consolidation....................................................................................38
      8.2.14.  Stock of Subsidiaries................................................................................38
      8.2.15.  Management Fee.......................................................................................38
   8.3.  SPECIFIC FINANCIAL COVENANTS...............................................................................39


      8.3.1.   Minimum Net Worth....................................................................................39
      8.3.2.   Funded Debt Coverage.................................................................................39
      8.3.3.   Fixed Charge Coverage................................................................................40

SECTION 9.        CONDITIONS  PRECEDENT.............................................................................40

   9.1.  DOCUMENTATION..............................................................................................40
   9.2.  NO DEFAULT.................................................................................................40
   9.3.  OTHER LOAN DOCUMENTS.......................................................................................40
   9.4.  FILINGS, REGISTRATIONS AND RECORDINGS......................................................................40
   9.5.  PROCEEDINGS OF CORPORATE PARTIES...........................................................................40
   9.6.  INCUMBENCY CERTIFICATES OF EACH CORPORATE PARTY............................................................41
   9.7.  CERTIFICATES...............................................................................................41
   9.8.  GOOD STANDING CERTIFICATES.................................................................................41
   9.9.  LEGAL OPINION..............................................................................................41

                                                   iii


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   9.10.    NO LITIGATION...........................................................................................41
   9.11.    INFORMATION; COLLATERAL EXAMINATION.....................................................................42
   9.12.    FEES....................................................................................................42
   9.13.    INSURANCE...............................................................................................42
   9.14.    PLEDGE AGREEMENT........................................................................................42
   9.15.    PAYMENT INSTRUCTIONS....................................................................................42
   9.16.    NO ADVERSE MATERIAL CHANGE..............................................................................42
   9.17.    CONTRACT REVIEW.........................................................................................42
   9.18.    ENVIRONMENTAL REPORTS...................................................................................42
   9.19.    LEASEHOLD AGREEMENTS....................................................................................43
   9.20.    CONSENTS................................................................................................43
   9.21.    FINANCIAL CONDITION CERTIFICATES........................................................................43
   9.22.    CLOSING CERTIFICATE.....................................................................................43
   9.23.    SUBSIDIARY STOCK........................................................................................43
   9.24.    CORPORATE STRUCTURE.....................................................................................43
   9.25.    ERISA...................................................................................................43
   9.26.    AVAILABILITY............................................................................................44
   9.27.    LEASES .................................................................................................44
   9.28.    SUBORDINATED DEBT.......................................................................................44
   9.29.    OTHER...................................................................................................44
   9.30.    CONDITIONS TO EACH LOAN.................................................................................44

SECTION 10.       EVENTS  OF  DEFAULT;  RIGHTS  AND  REMEDIES  ON  DEFAULT..........................................45

   10.1.    EVENTS OF DEFAULT.......................................................................................45
      10.1.1.  Payment of Obligations...............................................................................45
      10.1.2.  Misrepresentations...................................................................................45
      10.1.3.  Breach of Specific Covenants.........................................................................45
      10.1.4.  Breach of Other Covenants............................................................................45
      10.1.5.  Default Under Security Documents/Other Agreements....................................................45
      10.1.6.  Other Defaults.......................................................................................46
      10.1.7.  Insolvency and Related Proceedings...................................................................46


      10.1.8.  Business Disruption; Condemnation....................................................................46
      10.1.9.  Change of Ownership..................................................................................46
      10.1.10.    ERISA.............................................................................................46
      10.1.11.    Challenge to Agreement............................................................................46
      10.1.12.    Criminal Forfeiture...............................................................................47
      10.1.13.    Judgments.........................................................................................47
      10.1.14.    Repudiation of or Default Under Guaranty Agreement................................................47
   10.2.    ACCELERATION OF THE OBLIGATIONS.........................................................................47
   10.3.    OTHER REMEDIES..........................................................................................47
   10.4.    REMEDIES CUMULATIVE; NO WAIVER..........................................................................48

SECTION 11.       REGARDING AGENT...................................................................................49

   11.1.    APPOINTMENT.............................................................................................49
   11.2.    NATURE OF DUTIES........................................................................................49
   11.3.    LACK OF RELIANCE ON AGENT AND RESIGNATION...............................................................50
   11.4.    CERTAIN RIGHTS OF AGENT.................................................................................50
   11.5.    RELIANCE................................................................................................50
   11.6.    NOTICE OF DEFAULT.......................................................................................51
   11.7.    INDEMNIFICATION.........................................................................................51
   11.8.    AGENT IN ITS INDIVIDUAL CAPACITY........................................................................51
   11.9.    DELIVERY OF DOCUMENTS...................................................................................51
   11.10.   BORROWER'S UNDERTAKING TO AGENT.........................................................................51

                                                   iv


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SECTION 12.       MISCELLANEOUS.....................................................................................52

   12.1.    POWER OF ATTORNEY.......................................................................................52
   12.2.    INDEMNITY...............................................................................................53
   12.3.    MODIFICATION OF AGREEMENT...............................................................................53
   12.4.    SUCCESSORS AND ASSIGNS; PARTICIPATIONS; NEW LENDERS.....................................................54
   12.5.    SEVERABILITY............................................................................................56
   12.6.    SUCCESSORS AND ASSIGNS..................................................................................56
   12.7.    CUMULATIVE EFFECT; CONFLICT OF TERMS....................................................................56
   12.8.    EXECUTION IN COUNTERPARTS...............................................................................56
   12.9.    NOTICE..................................................................................................56
   12.10.   LENDERS' CONSENT........................................................................................57
   12.11.   CREDIT INQUIRIES........................................................................................57
   12.12.   TIME OF ESSENCE.........................................................................................58
   12.13.   ENTIRE AGREEMENT........................................................................................58
   12.14.   INTERPRETATION..........................................................................................58
   12.15.   GOVERNING LAW; CONSENT TO FORUM.........................................................................58
   12.16.   WAIVERS  BY  BORROWER...................................................................................59

                                      v


                                     LIST OF EXHIBITS AND SCHEDULES

Exhibit 1.1                       Revolving Note
Exhibit 1.3                       Term Note
Exhibit 6.1.1                     Location of Collateral
Exhibit 7.1.1                     Authorization To Do Business Jurisdictions
Exhibit 7.1.4                     Capital Structure of Borrower
Exhibit 7.1.5                     Corporate Names
Exhibit 7.1.6                     Business Locations of Borrower and
                                   Subsidiaries
Exhibit 7.1.10(c)                 Financial Projections
Exhibit 7.1.13                    Surety Obligations
Exhibit 7.1.14                    Tax Identification Numbers of Subsidiaries
Exhibit 7.1.15                    Broker Commissions and Fees
Exhibit 7.1.16                    Patents, Trademarks, Copyrights and Licenses
Exhibit 7.1.19                    Contracts Restricting Borrower's Right to
                                   Incur Debts
Exhibit 7.1.20                    Litigation
Exhibit 7.1.22(A)                 Capitalized Leases
Exhibit 7.1.22(B)                 Operating Leases
Exhibit 7.1.23                    Pension Plans
Exhibit 7.1.25                    Labor Contracts
Exhibit 7.1.26                    Environmental Compliance
Exhibit 8.1.3                     Compliance Certificate
Exhibit 8.2.4                     Affiliate Transactions
Exhibit 8.2.5                     Permitted Liens
Exhibit 9.10                      Litigation
Exhibit 12.4                      Commitment Transfer Supplement

                         LOAN AND SECURITY AGREEMENT


                  THIS LOAN AND SECURITY AGREEMENT is made as of the 19 day of May, 1998, by and among the undersigned financial institutions and the various financial institutions which in accordance with the provisions of Section 12.4(iii) become Purchasing Lenders (collectively, "Lenders" and individually, a "Lender") and FLEET CAPITAL CORPORATION ("Fleet"), a Rhode Island corporation with an office at 200 Glastonbury Boulevard, Glastonbury, Connecticut 06033, as administrative and collateral agent for Lenders (Fleet, in such capacity, "Agent") and CARPET BARN, INC. ("Borrower"), a Delaware corporation. Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.


SECTION 1.        CREDIT  FACILITY

                  Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, each Lender severally and not jointly agrees to make a Total Credit


Facility in an amount equal to such Lender's Commitment Percentage of up to $10,000,000.00 available to Borrower upon request therefor, as follows:

     1.1.         Revolving Credit Loans.

                  1.1.1. Loans and Reserves. Each Lender severally and not jointly agrees, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrower from time to time, as requested by Borrower in the manner set forth in subsections 3.1.1 and 3.1.4 hereof, up to a maximum principal amount at any time outstanding equal to such Lender's Commitment Percentage of the Borrowing Base. Notwithstanding the foregoing, Agent shall have the right to establish reserves in such amounts and with respect to such matters, as Agent shall deem necessary or appropriate in the exercise of its commercially reasonable judgment, against the amount of Revolving Credit Loans which Borrower may otherwise request hereunder (any such sums, the "Reserves"). Amounts paid by Borrower in repayment of principal of Revolving Credit Loans shall be available to be reborrowed by Borrower as subsequent Revolving Credit Loans, subject to all of the terms and conditions hereof. The Revolving Credit Loans shall be evidenced by and subject to the terms and conditions set forth in those certain secured promissory notes (each, a "Revolving Note" and collectively, the "Revolving Notes"), a copy of the form of which is attached hereto as Exhibit 1.1.

                  1.1.2. Use of Proceeds. The Revolving Credit Loans and the Term Loan shall be used to provide for (a) ongoing working capital requirements of Borrower in a manner consistent with the provisions of this Agreement and all applicable laws, (b) the general corporate purposes of Borrower in a manner consistent with the provisions of this Agreement and all applicable laws and (c) the payment of transaction expenses in connection herewith.

     1.2. Letters of Credit; LC Guaranties. Agent agrees, for so long as no Default or Event of Default exists and if requested by Borrower to (i) issue its, or cause to be issued its Affiliate's, Letters of Credit for the account of Borrower or (ii) execute LC Guaranties by which Agent or its Affiliate shall guaranty the payment or performance by Borrower of its reimbursement obligations with respect to Letters of Credit and letters of credit issued for Borrower's account by other Persons in support of Borrower's obligations (other than obligations for the repayment of Money Borrowed), provided that the Aggregate LC Amount at any time shall not exceed $1,000,000. Any amounts paid by Agent or Lenders under any LC Guaranty or in connection with any Letter of Credit shall be treated as Revolving Credit Loans, shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Revolving Credit Loans.

                  1.2.1. Request for Letter of Credit. Borrower may request Agent to issue or cause to be issued by Bank (or such other financial institution as may be acceptable to Agent) a Letter of Credit by delivering to Agent the applicable commercial letter of credit application (the "Letter of


Credit Application"), completed to the reasonable satisfaction of Agent and such other certificates, documents and other papers and information as Agent may reasonably request.

                  1.2.2. Description of Letters of Credit. Each Letter of Credit shall, among other things, (i) provide for the payment of sight or time drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date occurring not later than the earlier of (1) sixty days prior to the last day of the Original Term or (2) (a) for standby Letters of Credit, 12 months after such Letter of Credit's date of issuance (subject to 12 month renewal periods) and
(b) for any Letter of Credit that is not a standby Letter of Credit, 180 days after such Letter of Credit's date of issuance. Each Letter of Credit Application and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof and, to the extent not inconsistent therewith, the laws of the State of New York.

                  1.2.3. Indemnification. In connection with the issuance or creation of the LC Guaranties and any Letter of Credit, Borrower hereby indemnifies, saves and holds Agent and each Lender harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent and each Lender, and expenses and reasonable attorneys' fees incurred by Agent and each Lender arising out of, or in connection with the LC Guaranties and any Letter of Credit to be issued or created for Borrower except to the extent any loss, cost, expense or liability is attributable to Agent's or any Lender's or the Bank's gross negligence or willful misconduct or that of its correspondents. Borrower shall be bound by Agent's or any Lender's or any Issuing Bank's regulations and good faith interpretations of any Letter of Credit issued or created for Borrower's account, although this interpretation may be different from Borrower's own, and neither Agent, any Lender, nor the Issuing Bank, nor any of its correspondents shall be liable for any error, negligence and/or mistakes, whether of omission or commission, in following Borrower's instructions or those contained in the LC Guaranties or any Letter of Credit of any modifications, amendments or supplements thereto or in creating or paying any Letter of Credit or the LC Guaranties, except for Agent's or any Lender's gross negligence or willful misconduct or that of its correspondents.

                  1.2.4. Agent's Instructions. Borrower shall authorize and direct Bank or any other bank or financial institution which issues a Letter of Credit (an "Issuing Bank") to name Borrower as the "Account Party" therein and to deliver to Agent, with a copy to Borrower, all instruments, documents, and other writings and property received by the Issuing Bank pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the Letter of Credit Application therefor or any acceptance thereof.



                  1.2.5. Disbursements. Agent will notify Borrower promptly of any demand for payment under the LC Guaranties and the presentment for payment under a Letter of Credit, following receipt by it of notification from the Issuing Bank of such presentment, together with notice of the date such payment was made. All disbursements shall be deemed irrevocably to be a request by the applicable Borrower for a Revolving Credit Loan on the date such disbursement was made.

                  1.2.6. Reimbursement Obligation. Borrower's obligation to reimburse Agent for disbursements described in subsection 1.2.5 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Borrower may have against Agent, any Lender, the Issuing Bank or the beneficiary of the Letter of Credit (except in the event of such party's gross negligence or willful misconduct), including, without limitation, any defense based upon any draft, demand or certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any disbursement or payment by the Issuing Bank under the Letter of Credit ("Bank Payment") to conform to the terms of the Letter of Credit (if, in the Issuing Bank's good faith opinion such disbursement or Bank Payment is determined to be appropriate and other than as a consequence of Agent's or the Issuing Bank's gross negligence or willful misconduct) or any non-application or misapplication by the beneficiary of the proceeds of such disbursement or Bank Payment or the legality, validity, form, regularity or enforceability of the Letter of Credit.

                  1.2.7. Lender's Reimbursement Obligations. Each Lender shall to the extent of the percentage amount equal to the product of such Lender's Commitment Percentage times the aggregate amount of all disbursements made with respect to the Letters of Credit and LC Guaranties be deemed to have irrevocably purchased an undivided participation in each Revolving Credit Loan made as a consequence of such disbursement. In the event that at the time a disbursement is made the unpaid balance of Revolving Credit Loans plus the Aggregate LC Amount exceeds or would exceed, with the making of such disbursement, the Maximum Revolving Amount, and the amount in excess of the Maximum Revolving Amount is not reimbursed by Borrower within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's Commitment Percentage of such unreimbursed disbursement together with such Lender's Commitment Percentage of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by Lenders, Agent shall deliver to each Lender that Lender's Commitment Percentage of such repayment. Each Lender's participation commitment with respect to Letters of Credit and LC Guaranties shall continue until the last to occur of the following events: (A) Agent ceases to be obligated to issue or cause the issuance of Letters of Credit and LC Guaranties;
(B) no Letter of Credit or LC Guaranty
issued hereunder remains outstanding and uncancelled and (C) all Persons including Agent (other than Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit or LC Guaranties.

                  1.2.8. Cash Collateral. Upon the occurrence and during the continuation of any Event of Default, at the option of Agent, Borrower will pay to Agent, for the ratable benefit of Lenders, cash in an amount equal to the undrawn face amount of the Letters of Credit. Such cash shall be held by Agent in a cash collateral account (the "Cash Collateral Account"). The Cash Collateral Account shall be maintained at a bank designated by Agent, which shall be (i) any domestic commercial bank having capital and surplus in excess of $100,000,000 or (ii) an Affiliate of Agent, if an Affiliate of Agent then maintains a presence as a bank in the United States of America, in the name of Agent as secured party, and shall be under the sole dominion and control of Agent and subject to the terms of this subsection 1.2.8. Borrower hereby pledges, and grants to Agent a security interest in, all such cash and other amounts held in the Cash Collateral Account from time to time and all earnings thereof and proceeds thereon, as security for the payment of all Obligations. Amounts in the Cash Collateral Account shall be invested in securities of the type described in clauses (iii), (iv) and (v) of the definition of Restricted Investments, and interest and earnings on the Cash Collateral Account shall be the property of Borrower but shall be held in the Cash Collateral Account as Collateral, provided that Agent shall release from the Cash Collateral Account and return to Borrower any funds remaining in the Cash Collateral Account upon satisfaction in full of the Obligations. At such time when all Events of Default shall have been cured or waived, Agent shall return any monies then remaining in the Cash Collateral Account. If at any time, and from time to time, the aggregate amount of the Cash Collateral Account exceeds the maximum liability, fixed or contingent, of Agent with respect to the aggregate face amount of all Letters of Credit then issued and outstanding, Agent shall return any excess to Borrower.

                  1.2.9. Waiver of Liability. Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. None of Agent, any Lender or any Issuing Bank (except in the event of its own gross negligence or willful misconduct) shall be responsible for:

                              (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of the Letter of Credit or any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                              (ii) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign the Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                              (iii) errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, telex or otherwise; or



                              (iv) any loss or delay in the transmission or otherwise of any document or draft required in order to make a disbursement.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted Agent hereunder. In furtherance, and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuing Bank, Agent or any Lender in good faith in the absence of gross negligence or willful misconduct, shall be binding upon Borrower and shall not put the Issuing Bank, Agent or any Lender, as the case may be, under any resulting liability therefor.

     1.3. Term Loan. Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make a Term Loan to Borrower in the sum equal to such Lender's Commitment Percentage of $5,000,000 ("Term Loan"). The Term Loan shall be advanced on the Closing Date and shall be, with respect to principal, payable as follows (subject to mandatory prepayments pursuant to subsection 3.3.2 hereof or acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement): consecutive quarterly payments of $175,000 commencing on September 1, 1998 and on each December 1, March 1, June 1 and September 1 thereafter during the Original Term with a final installment in the amount of the entire unpaid principal balance of the Term Loan due and payable in full on the last day of the Original Term of this Agreement. Notwithstanding anything hereinabove to the contrary, the entire unpaid principal balance of the Term Loan, and all accrued and unpaid interest thereon, shall be immediately due and payable upon the earlier to occur of (i) the last day of the Original Term and (ii) the acceleration of the Obligations pursuant to Section 10.2 of this Agreement. The Term Loan shall be evidenced by and subject to the terms and conditions set forth in those certain secured promissory notes (each, a "Term Note" and collectively, the "Term Notes"), a copy of the form of which is attached hereto as Exhibit 1.3.


SECTION 2.        INTEREST,  FEES  AND  CHARGES

     2.1.         Interest.

                  2.1.1. Rates of Interest. Interest shall accrue on the principal amount of Base Rate Loans outstanding at the end of each day (computed on the actual days elapsed over a year of 360 days) at a fluctuating rate per annum equal to the Base Rate plus the applicable Margin. After the date hereof, the foregoing rate of interest shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. The Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the date hereof, but if this Agreement is executed on a day that is not a Business Day, the Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the last Business Day immediately preceding the date hereof. Interest shall accrue on the principal amount of the Eurodollar Loans outstanding at the end of each day (computed on the actual days elapsed over a year of 360 days) at a fluctuating rate per annum equal to the Eurodollar Rate plus the applicable Margin.

                  2.1.2. Default Rate. Upon the occurrence of an Event of Default and during the continuation thereof, the applicable interest rate on the principal amount of all Loans and all Letter of Credit Fees shall increase by 2.0% per annum (the "Default Rate").

                  2.1.3. Maximum Interest. In no event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement are in contravention of any such law, such provisions shall be deemed amended to conform thereto.

     2.2. Computation of Interest and Fees. Letter of Credit and LC Guaranty fees and unused line fees and collection charges hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all items of payment received by Agent shall be deemed applied by Agent on account of the Obligations (subject to final payment of such items) on the first Business Day Agent receives such items in Agent's account located at Fleet National Bank, Hartford, Connecticut, ABA #011900571, Account #936-933-7579, Reference: Carpet Barn.

     2.3. Underwriting Fee. Borrower shall pay to Agent for its own account and not for the benefit of Lenders an underwriting and arrangement fee of $125,000, which shall be fully earned and nonrefundable on the Closing Date and shall be paid (a) $62,500 concurrently with the initial Loan hereunder and (b) $62,500 on the six month anniversary date of the Closing Date.

     2.4. Letter of Credit and LC Guaranty Fees. (a) Borrower shall pay to Agent, for the account of Lenders, a letter of credit commission with respect to each Letter of Credit (including those for which an LC Guaranty has been issued) computed for the period from and including the date of issuance of such Letter of Credit to the date such Letter of Credit is no longer outstanding, computed at a rate per annum equal to (i) with respect to standby Letters of Credit, one and three-quarters percent (1.75%) and (ii) with respect to documentary Letters of Credit, one percent (1.0%), in each case on the average aggregate daily amount available to be drawn under such Letter of Credit for the period as to which payment of such commission is made, payable quarterly in arrears on each Letter of Credit Fee Payment Date to occur while such Letter of Credit remains outstanding and on the date such Letter of Credit expires or is cancelled.

                              (b)   In addition to the foregoing fees and
commissions, Borrower shall pay to Agent all such normal and customary costs and expenses as are incurred by Agent for issuing, causing the issuance of, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit or LC Guaranty.

     2.5. Unused Line Fee. Borrower shall pay to Agent for the ratable benefit of Lenders a fee equal to .50% per annum of the average monthly amount by which the Maximum Revolving Amount exceeds the sum of the outstanding principal balance of the Revolving Credit Loans and the Aggregate LC Amount. The unused line fee shall be payable on the Closing Date, and thereafter, quarterly in arrears on the first day of each Fiscal Quarter hereafter and on the last day of the Original Term or upon earlier termination of the Agreement.

     2.6. Reimbursement of Expenses. If, at any time or times regardless of whether or not an Event of Default then exists, Agent (in its capacity as Agent) incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (i)(a) the negotiation and preparation of this Agreement or any of the other Loan Documents, (b) any amendment of or modification of this Agreement or any of the other Loan Documents, or (c) any sale or attempted sale of any interest herein by any Lender to a Purchasing Lender; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs; (iv) any attempt to enforce any rights of Agent or any Lender against Borrower or any other Person which may be obligated to Agent or any Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (v) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other costs and out of pocket expenses of Agent shall be charged to Borrower provided, that Borrower shall not be liable under clause (iii) hereof for any costs or expenses which are determined by a court of competent jurisdiction in a final non-appealable decision to have resulted directly from Agent's own gross negligence or willful misconduct. All amounts chargeable to Borrower under this Section 2.6 shall be Obligations secured by all of the Collateral, shall be payable on demand to Agent and shall bear interest from the date such demand is made until paid in full at the rate applicable to Base Rate Loans from time to time. Borrower shall also reimburse Agent for expenses incurred by Agent in its administration of the Collateral to the extent and in the manner provided in Section 6 hereof.

     2.7. Bank Charges. Borrower shall pay to Agent, on demand, any and all fees, costs or expenses which Agent pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other


Person on behalf of Borrower, by Agent, of proceeds of Loans made by Agent on behalf of Lenders to Borrower pursuant to this Agreement and (ii) the depositing for collection, by Agent, of any check or item of payment received or delivered to Agent on account of the Obligations.

     2.8. Special Advance Fee. Borrower shall pay to Agent for the ratable benefit of the Lenders, a special advance fee of $15,000 payable semi-annually, in advance, commencing on the Closing Date and on each six month anniversary thereof until the Special Advance Amount and the outstanding Special Advances shall have been permanently and irrevocably reduced to $0. Such fee shall be fully earned and non-refundable on each date of payment


SECTION 3.        LOAN  ADMINISTRATION.

     3.1. Manner of Borrowing Revolving Credit Loans. Borrowings under the credit facility established pursuant to Section 1 hereof shall be as follows:

                  3.1.1.      Loan Requests; Payment.

                        (i) A request for Revolving Credit Loans that are Base Rate Loans shall be made, or shall be deemed to be made, in the following manner: (1) Borrower may give Agent notice of its intention to borrow, in which notice Borrower shall specify to Agent, the amount of the proposed borrowing and the proposed borrowing date, no later than 11:00 A.M. New York time on the first Business Day prior to the requested borrowing date with respect to Revolving Credit Loans that are Base Rate Loans; provided, however, that no such request may be made at a time when there exists an Event of Default; and (2) the becoming due of any amount required to be paid under this Agreement, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request by Borrower for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation. Eurodollar Rate Loans shall be requested in accordance with subsection 3.1.4 hereof. As an accommodation to Borrower, Agent may permit telephonic requests for Loans and electronic transmittal of instructions, authorizations, agreements or reports to Agent by Borrower. Unless Borrower specifically directs Agent in writing not to accept or act upon telephonic or electronic communications from Borrower, Agent shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Agent's good faith honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent by Borrower and Agent shall have no duty to verify the origin of any such communication or the authority of the person sending it.

                        (ii) Each borrowing of Revolving Credit Loans shall be advanced according to the Commitment Percentages of Lenders.



                        (iii) Each payment (including each prepayment) by Borrower on account of the principal of and interest on the Revolving Credit Loans shall be applied first, to Base Rate Loans consisting of Special Advances pro rata according to the applicable Commitment Percentages of Lenders, second, to Base Rate Loans other than Special Advances pro rata according to the applicable Commitment Percentages of Lenders, third, to Eurodollar Loans consisting of Special Advances pro rata according to the applicable Commitment Percentages of Lenders and fourth, to Eurodollar Loans other than Special Advances pro rata according to the applicable Commitment Percentages of Lenders.

                                  (1)      Notwithstanding anything to the
contrary contained in the immediately preceding clauses (ii) and (iii), commencing with the first Business Day following the Closing Date, each borrowing of Revolving Credit Loans shall be advanced by Agent and each payment by Borrower on account of Revolving Credit Loans shall be applied first to those Revolving Credit Loans made by Agent. On or before 11:00 A.M., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Credit Loans made by Agent during the preceding Week exceeds the aggregate amount of repayments applied to outstanding Revolving Credit Loans during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its Commitment Percentage of the difference between (w) such Revolving Credit Loans and (x) such repayments and
(II) if the aggregate amount of repayments applied to outstanding Revolving Credit Loans during such Week exceeds the aggregate amount of new Revolving Credit Loans made during such Week, then Agent shall provide each Lender with its Commitment Percentage of the difference between (y) such repayments and
(z) such Revolving Credit Loans.

                                  (2)      Each Lender shall be entitled to
receive disbursements of interest from Agent at the applicable rates of interest set forth in Section 2.1. relating to outstanding Loans which it has funded.

                                  (3)      Promptly following each Settlement
Date, Agent shall submit to each Lender a certificate with respect to payments received and Loans made during the Week immediately preceding such Settlement Date.

                        (iv) If any Lender or Participating Lender (a "Benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                        (v) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its Commitment Percentage of the Loans available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent and, in reliance upon such assumption, make available to Borrower a corresponding amount. Agent will promptly notify Borrower of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after a Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (vi) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Credit Loans hereunder, on demand from Borrower; provided, however, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrower's rights (if any) against such Lender.

                        (vi)    (a)      Notwithstanding anything to the
contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Loan or (y) notifies either Agent or Borrower that it does not intend to make available its portion of any Loan (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this subsection 3.1.1 (vii) while such Lender Default remains in effect.

                                  (b)      Loans shall be incurred pro rata from
Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Loans required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Loans shall be applied to reduce the applicable Loans of each Lender pro rata based on the aggregate of the outstanding Loans of that type of all Lenders at the time of such application; provided that, such amount shall not be applied to any Loans of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Loans of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Loans then outstanding.

                                  (c)      A Defaulting Lender shall not be
entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Loan Documents. All amendments, waivers and other modifications of this Agreement and the Loan Documents may be made without regard to a Defaulting Lender and, solely for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have Loans outstanding.

                                  (d)      Other than as expressly set forth in
this subsection 3.1.1.(vii), the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this subsection 3.1.1(vii) shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Loan Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which Borrower, Agent or any other Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

                                  (e)      In the event a Defaulting Lender
retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

                   3.1.2. Disbursement. Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to this subsection 3.1.2 as follows: (i) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(i)(1) and subsection 3.1.4 shall be disbursed by Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Agent from time to time or elsewhere if pursuant to a written direction from Borrower and (ii) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(i)(2) shall be disbursed by Agent by way of direct payment of the relevant interest or other Obligation.

                  3.1.3. Authorization. Borrower hereby irrevocably authorizes Agent, in Agent's sole discretion, to advance to Borrower, and to charge to Borrower's Loan Account hereunder as a Revolving Credit Loan, a sum sufficient to pay all interest accrued on the Obligations and all principal coming due on the Obligations during the immediately preceding month and to pay all costs, fees and expenses at any time owed by Borrower to Agent and Lenders hereunder to the extent such amounts are not paid when due.

                  3.1.4. Eurodollar Loans. Notwithstanding the provisions of subsection 3.1.1, in the event Borrower desires to obtain a Eurodollar Loan, Borrower shall give Agent prior written irrevocable notice no later than 11:00 A.M. New York time on the 3rd Business Day prior to the requested borrowing date specifying (i) Borrower's election to obtain a Eurodollar Loan, (ii) the date of the proposed borrowing (which shall be a Business Day) and (iii) the amount to be borrowed, which amount shall be in a minimum principal amount of $500,000 and may increase in integral multiples of $100,000. In no event shall Borrower be permitted to have outstanding at any one time Eurodollar Loans with more than 4 different Interest Periods.

                  3.1.5. Interest Periods. Each interest period of a Eurodollar Loan shall commence on the date such Eurodollar Loan is made and shall end on the date which is 1 month, 2 months, 3 months or 6 months later, as may then be requested by Borrower ("Interest Period") provided that:

                                    (i) any Interest Period which would
                  otherwise end on a day which is not a Business Day shall end on the next preceding or succeeding Business Day as is the Bank's custom in the market to which such Eurodollar Loan relates;

                                    (ii) there remains a minimum of 1 month in
                  the Original Term;

                                    (iii) all Interest Periods of the same
                  duration which commence on the same date shall end on the same date; and

                                    (iv) each Interest Period which commences
                  before, and would otherwise end after the last day of the Original Term shall end on the last day of the Original Term.

                  3.1.6. Conversion of Base Rate Loans. Provided that no Event of Default has occurred which is then continuing, Borrower may, on any Business Day, convert any Base Rate Loan into a Eurodollar Loan. If Borrower desires to convert a Base Rate Loan, Borrower shall give Agent not less than three (3) Business Days' prior written notice (prior to 11:00 A.M. New York time on such Business Day), specifying the date of such conversion and the amount to be converted. Each conversion into or conversion of a Eurodollar Loan shall be in a minimum principal amount of $500,000 and may increase in integral multiples of $100,000 in excess thereof. After giving effect to any conversion of Base Rate Loans to Eurodollar Loans, Borrower shall not be permitted to have outstanding at any one time Eurodollar Loans with more than 4 different Interest Periods.

                  3.1.7. Continuation of Eurodollar Loans. Borrower shall have the right on 3 Business Days' prior irrevocable written notice given to Agent, subject to the provisions of subsection 3.1.8, to continue any Eurodollar Loan into a subsequent Interest Period of the same or a different permitted duration, in each case subject to the satisfaction of the following conditions:

                                    (i) in the case of a continuation of less
                  than all Eurodollar Loans, the Eurodollar Loans continued shall each be in a minimum principal amount of $500,000 and may increase in integral multiples of $100,000;

                                    (ii) accrued interest on a Eurodollar Loan
                  (or portion thereof) being continued shall be paid by Borrower at the time of continuation; and

                                    (iii) no Eurodollar Loan (or portion
                  thereof) may be continued as a Eurodollar Loan if an Event of Default has occurred which is then continuing or if, after giving effect to such continuation, Borrower shall have outstanding more than 4 separate Eurodollar Loans in the aggregate.

                  If Borrower shall fail to give timely notice of its election to continue any Eurodollar Loan or portion thereof as provided above, or if such continuation shall not be permitted, such Eurodollar Loan or portion thereof, unless such Eurodollar Loan shall be repaid, shall automatically be converted into a Base Rate Loan at the end of the Interest Period then in effect with respect to such Eurodollar Loan.

                  3.1.8. Prepayment of Eurodollar Loans. Subject to the provisions of subsection 3.1.9 and Section 4.2, Borrower may prepay any Loan in whole at any time or in part from time to time, without premium or penalty provided that a Eurodollar Loan not prepaid, continued or converted on the last Business Day of the then current Interest Period with respect thereto shall be subject to subsection 3.1.9. Borrower shall specify the date of prepayment of Loans which are Eurodollar Loans and the amount of Loans to be prepaid. In the event that any prepayment of a Eurodollar Loan is made on a date other than the last Business Day of the then current Interest Period with respect thereto, Borrower shall indemnify Agent and Lenders therefor in accordance with subsection 3.1.9 hereof.

                  3.1.9. Indemnification. Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment on any date other than the last Business Day of the then current Interest Period or any default by Borrower in the payment of the principal of or interest on any Eurodollar Loan or failure by Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Loan after notice thereof has been given, including (but not limited to) any interest payable by


Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder, and any other loss or expense incurred by Agent and Lenders by reason of the liquidation or reemployment of deposits or other funds acquired by Agent and Lenders to make, continue, convert into or maintain, a Eurodollar Loan.

                  3.1.10. Inability to Make Eurodollar Loans. Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection 3.1.10, the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling any Lender makes or maintains any Eurodollar Loans) to make or maintain its Eurodollar Loans, or if with respect to any Interest Period, any Lender is unable to determine the Eurodollar Rate relating thereto, or adverse or unusual conditions in or changes in applicable law relating to the London interbank Eurodollar market make it, in the reasonable judgment of any Lender, impracticable to fund therein any of the Eurodollar Loans or make the projected Eurodollar Rate unreflective of the actual costs of funds therefor to any Lender, the obligation of any Lender to make Eurodollar Loans hereunder shall forthwith be suspended during the pendency of such circumstances and Borrower shall, if any affected Eurodollar Loans are then outstanding, promptly upon request from any such Lender, convert such affected Eurodollar Loans into Base Rate Loans in which case the provisions of subsection 3.1.9 shall not apply.

     3.2. Payments. Except where evidenced by notes or other instruments issued or made by Borrower to Agent or any Lender specifically containing payment provisions which are in conflict with this Section 3.2 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

                  3.2.1. Principal. Subject to the terms of subsections 3.2.5 and 3.3 hereof, principal payable on account of (i) Revolving Credit Loans shall be payable by Borrower to Agent immediately upon the earliest of (a) the occurrence of an Event of Default in consequence of which Agent elects to accelerate the maturity and payment of the Obligations, or (b) termination of this Agreement pursuant to Section 4 hereof; provided, however, that if an Overadvance shall exist at any time, with respect to Borrower, Borrower shall, on demand by Agent, repay the Overadvance and (ii) the Term Loan shall be payable in accordance with Section 1.3 hereof.

                  3.2.2. Interest. Interest accrued on the Loans shall be due on the earliest of (i) (a) for Base Rate Loans, the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month and (b) for Eurodollar Loans, on the earlier of (x) the first day of each quarter for the immediately preceding quarter or (y) at the end of each Interest Period, (ii) the occurrence of an Event of Default in consequence of which Agent elects to accelerate the maturity and payment of the Obligations or (iii) termination of this Agreement pursuant to Section 4 hereof.

                  3.2.3. Costs, Fees and Charges. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrower as and when provided in Section 2 hereof, to Agent or to any other Person designated by Agent in writing.

                  3.2.4.      Other Obligations.  The balance of the
Obligations requiring the payment of money, if any, shall be payable by Borrower to Agent as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is later.

                  3.2.5. Voluntary Prepayments. Borrower shall have the right to prepay Loans in whole or in part, without penalty or fee except as otherwise provided in this Agreement, at any time
                                      13
and from time to time on the following terms and conditions: (i) Borrower shall give Agent written notice (or telephonic notice promptly confirmed in writing) (each such notice, a "Notice of Prepayment") of the intent to prepay Loans prior to 11:00 A.M. (New York time) (a) for Base Rate Loans, at least one (1) Business Day prior to the date of such prepayment and (b) for Eurodollar Loans, at least three (3) Business Days prior to the date of such prepayment, the amount of such prepayment, in the case of Eurodollar Loans, the specific borrowing(s) pursuant to which such Eurodollar Loans were made; (ii) all partial prepayments shall be in a minimum principal amount of $250,000 or an integral multiple of $250,000 in excess thereof; and (iii) subject to Section 3.1.8, prepayment of Eurodollar Loans pursuant to this subsection 3.2.5 shall only be made the last day of the Interest Period applicable thereto. Any such prepayment shall be applied by Agent if so requested by Borrower, first to Special Advances and second to Revolving Credit Loans, and if not so requested, first to Revolving Credit Advances and second, to Special Advances and in either case third, to the Term Loan (100% to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof), and fourth, to the remaining Loans in such order as Agent may determine, subject to Borrower's ability to reborrow Revolving Credit Loans and Special Advances in accordance with the terms hereof. Notwithstanding anything contained in this subsection 3.2.5 to the contrary, Borrower shall be permitted to prepay the Revolving Credit Loans at any time and in any amounts.

     3.3.         Mandatory Prepayments.

                  3.3.1. Proceeds of Sale, Loss, Destruction or Condemnation of Collateral; Extraordinary Receipts. Except as provided in subsection 6.4.2 hereof, when Borrower, Guarantor or any of Borrower's Subsidiaries sells or otherwise disposes of any Collateral (other than Inventory in the ordinary course of business), or if any of the Collateral is lost or destroyed or taken by condemnation or if Borrower receives any Extraordinary Receipts, Borrower shall repay the Loans in an amount equal to the net proceeds of such sale or other disposition (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), loss, destruction or condemnation or the amount of Extraordinary Receipts, as applicable, such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Any such prepayment shall be applied by Agent first to the Special Advances, second to the Term Loan (100% to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof) and third, to the remaining Loans in such order as Agent may determine, subject to Borrower's ability to reborrow Revolving Credit Loans in accordance with the terms hereof. The Total Credit Facility shall be automatically and permanently reduced, without notice, in an amount equal to the portion of any prepayment applied to reduce the Term Loan and the Special Advances.

          3.3.2. Excess Cash Flow. Commencing with the Fiscal Year ending December 31, 1998, Borrower shall prepay the outstanding amount of the Term Loan and the Special Advances upon delivery of the annual Financial Statements of Borrower in and required by subsection 8.1.3(i) for such Fiscal Year but in any event not later than ninety (90) days after the end of each such Fiscal Year with a portion of Borrower's Excess Cash Flow for such Fiscal Year. Excess Cash Flow for each Fiscal Year shall be distributed by Borrower on the following basis: (i) the first $350,000 shall be distributed by Borrower to Agent for application as a prepayment of the

Special Advances until paid in full and (ii) the balance shall be distributed by Borrower (a) 40% to the Agent for application as a prepayment of the Special Advances, if any, and the Term Loan (to the outstanding principal installments in the order of maturities thereof), subject to Borrower's ability to reborrow Special Advances in accordance with the terms hereof, (b) 40% to Branin Investments, Inc. in payment of the outstanding principal balance of and interest on the Shareholder Notes and (c) 20% to be retained by Borrower. At such time as the Special Advance Amount shall have been permanently reduced to $0, Excess Cash Flow shall be distributed by Borrower solely in accordance with the provisions of subclause (ii) above. At such time as the Special Advance Amount shall be permanently reduced to $0 and the Term Loan shall have been paid in full, Excess Cash Flow shall be distributed by Borrower (a) 80% to Branin Investments, Inc. in payment of the outstanding principal balance of and interest on the Shareholder Notes and (b) 20% to be retained by Borrower. In the event that the Financial Statement is not so delivered, then a calculation based upon estimated amounts shall be made by Agent pursuant to this subsection 3.3.2, subject to adjustment when the Financial Statement is delivered to Agent as required hereby. The calculation made by Agent shall not be deemed a waiver of any of the rights that Agent or Lenders may have as a result of the failure by Borrower to deliver such Financial Statement on a timely basis. The Total Credit Facility shall be automatically and permanently reduced, without notice, in an amount equal to the portion of any prepayment applied to reduce the Term Loan and the Special Advances.



                  3.3.3. Debt and Equity Offering. Upon the consummation of a debt offering on terms and conditions acceptable in all respects to Agent by Borrower, Holdings or any of their Subsidiaries, Borrower shall prepay the outstanding amount of the Special Advances in an amount equal to one hundred percent (100%) of the "net proceeds" of any such debt offering. For the purposes hereof, "net proceeds" shall mean gross proceeds less the actual costs of any such offering. Upon the consummation of an equity offering by Borrower, Holdings or any of their Subsidiaries, Borrower shall prepay the outstanding amount of the Special Advances in an amount equal to fifty percent (50%) of the "net proceeds" of any such equity offering. The foregoing shall not be deemed to be implied consent to any such offering or offerings otherwise prohibited by the terms and conditions hereof. The Special Advance Amount shall be automatically and permanently reduced, without notice, in an amount equal to such prepayment. Notwithstanding the foregoing, Borrower shall have no obligation to make any such prepayment in the event that Borrower, Holdings or any of their Subsidiaries shall consummate a debt or equity offering at a time when (i) no Event of Default shall have occurred and be continuing and (ii) no Indebtedness of Borrower, Holdings or such Subsidiary is past due and (iii) Agent and Lenders shall have indicated in writing that the terms and conditions of and all documents evidencing and/or relating to such debt or equity offering are satisfactory to Agent and the Lenders.

     3.4. Application of Payments and Collections. All items of payment received by Agent by 12:00 noon, New York City time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 12:00 noon, New York City time, on any Business Day shall be deemed received on the following Business Day. Subject to the terms of subsections 3.2.5 and 3.3, Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Agent from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Agent or its agent against the Obligations, in such manner as Agent may deem advisable.

     3.5. All Loans to Constitute One Obligation. The Loans shall constitute one general Obligation of Borrower, and shall be secured by Agent's Lien upon all of the Collateral.

     3.6. Loan Account. Agent shall enter all Loans as debits to an account evidencing such Loans ("Loan Account") and shall also record in Borrower's Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to Agent, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower.



     3.7. Statements of Account. Agent will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Agent shall be deemed final, binding and conclusive upon Borrower absent manifest error or unless Agent is notified by Borrower in writing to the contrary within 30 days of the date each accounting is mailed to Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein.

     3.8. Increased Costs. In the event that any change, after the date of this Agreement, in any applicable law or treaty, or in the interpretation or application thereof, or compliance by Agent or any Lender with any new request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other regulatory authority (other than those in effect on the date hereof), shall:

                              (i)   (1)  subject Agent or any Lender to any
         tax with respect to this Agreement (other than (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which either is computed by reference to the net income of the payee or is in the nature of an advance collection of a tax based on or measured by the net income of the payee) or (2) change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Loan Documents (other than in respect of (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which either is computed by reference to the net income of the payee or is in the nature of an advance collection of a tax based on or measured by the net income of the payee);

                              (i)   impose, modify or hold applicable any
         reserve (except any reserve taken into account in the determination of the applicable Eurodollar Rate), special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                              (ii) impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to any Loan Document;



and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Loans hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans by an amount that Agent or such Lender deems to be material, then, in any such case, Borrower shall pay Agent or such Lender, upon its demand and certification not later than sixty (60) days following its receipt of notice of the imposition of such increased costs, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be, to the extent Agent or such Lender has not otherwise been compensated, with respect to a particular Loan, for such increased cost as a result of an increase in the Base Rate or Eurodollar Rate. An officer of Agent or such Lender shall determine the amount of such additional cost or reduced amount using reasonable averaging and attribution methods and shall certify the amount of such additional cost or reduced amount to Borrower, which certification shall include a written explanation of such additional cost or reduction to Borrower. Such certification shall be conclusive absent manifest error. If Agent or any Lender claims any additional cost or reduced amount pursuant to this Section 3.8, then Agent or such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different lending office or to file any certificate or document reasonably requested by Borrower if the making of such designation or filing would avoid the need for, or reduce the amount of, any such additional cost or reduced amount and would not, in the sole discretion of Agent or such Lender, be otherwise disadvantageous to Agent or such Lender.

     3.9. Basis For Determining Interest Rate Inadequate or Unfair. In the event that Agent or the Required Lenders shall have determined that:

                              (i)   reasonable means do not exist for
         ascertaining the Eurodollar Rate for any Interest Period; or

                              (ii) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market with respect to a proposed Eurodollar Loan, or a proposed conversion of a Base Rate Loan into a Eurodollar Loan;

Agent shall give Borrower prompt written, telephonic or telegraphic notice of the determination of such effect. If such notice is given, (i) any such requested Eurodollar Loan shall be made as a Base Rate Loan, unless Borrower shall notify Agent no later than 10:00 A.M. (New York City time) three (3) Business Days prior to the date of such proposed borrowing that the request for such borrowing shall be canceled or made as an unaffected type of Eurodollar Loan, and (ii) any Base Rate Loan which was to have been converted to an affected type of Eurodollar Loan shall be continued as or converted into a Base Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 A.M. (New York City time) three (3) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Loan.

     3.10. Capital Adequacy. In the event that Agent or any Lender shall have determined that any change in applicable law or guideline regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender with any new request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency not in effect on the date hereof, has or would have the effect of reducing the rate of return on Agent's or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or any Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, upon written demand not later than sixty (60) days following such Lender's or Agent's making such determination (which demand shall be accompanied by a certification demonstrating the calculation of such amounts in reasonable detail) by Agent or such Lender, Borrower shall pay to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.10 shall be available to Agent or any Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law or condition.

                  3.10.1. Certificate. A certificate of an officer of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender pursuant to Section 3.10 hereof and the reasons therefor when delivered to Borrower shall be conclusive absent manifest error.


SECTION 4.      TERM  AND  TERMINATION.

     4.1. Term of Agreement. Subject to Lenders' right to cease making Loans to Borrower upon or after the occurrence of a Default or Event of Default, this Agreement shall be in effect for a period of five (5) years from the date hereof, through and including May __, 2003 (the "Original Term") unless terminated as provided in Section 4.2 hereof.

     4.2.       Termination.

                4.2.1. Termination by Lenders. Required Lenders may terminate this Agreement (without notice thereof to Borrower) upon or after the occurrence and during the continuance of an Event of Default.

                4.2.2. Termination by Borrower. Upon at least ninety (90) days prior written notice to Agent, Borrower may, at its option, terminate this Agreement; provided, however, no such termination shall be effective until Borrower has paid all of the Obligations in immediately available funds and all Letters of Credit and LC Guaranties have expired or have been cash collateralized to Agent's satisfaction. Any notice of termination given by Borrower shall be irrevocable unless Required Lenders otherwise agree in writing, and Lenders shall have no obligation to make any Loans or issue or procure any Letters of Credit or LC Guaranties on or after the termination date stated in such notice. Borrower may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

                  4.2.3. Termination Charges. At the effective date of termination of this Agreement for any reason, Borrower shall pay to Agent for its own account (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents) as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to two percent (2.0%) of the average outstanding Loans and Letters of Credit during such year if termination occurs during the first Loan Year and one percent (1.0%) of the average outstanding Loans and Letters of Credit during such year if termination occurs during the second or third Loan Year. Notwithstanding the foregoing, if Borrower shall have requested in writing from Agent that the Total Credit Facility be increased and such request is denied, then, if Borrower shall terminate this Agreement within ninety (90) days of such denial and at the time of such termination no Event of Default exists, all charges under this Section 4.2.3 shall be waived.

                  4.2.4. Effect of Termination. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has paid the Obligations to Agent, in full, in immediately available funds, together with the applicable termination charge, if any. Notwithstanding the payment in full of the Obligations, Agent shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Agent or Lenders may incur as a result of dishonored checks or other items of payment received by Agent or Lenders from Borrower or any Account Debtor and applied to the Obligations, Agent shall, at its option, (i) have received a written agreement, executed by Borrower and by any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such loss or damage; or (ii) have retained such monetary reserves and Liens on the Collateral for such period of time as Agent, in its reasonable discretion, may deem necessary to protect Agent and Lenders from any such loss or damage.


SECTION 5.        SECURITY  INTERESTS

     5.1. Security Interest in Collateral. To secure the prompt payment and performance to Lenders of the Obligations, Borrower hereby grants to Agent for the ratable benefit of Lenders a continuing security interest and Lien upon all of Borrower's assets, including all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

                              (i)    Accounts;

                              (ii)   Inventory;

                              (iii)  Equipment;

                              (iv)   General Intangibles;

                              (v)    All monies and other Property of any kind
now or at any time or times hereafter in the possession or under the control of Agent or any Lender or a bailee or Affiliate of Agent or any Lender;

                              (vi)   All Subsidiary Stock;

                              (vii)  All investment property;

                              (viii) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through (vii) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

                              (ix) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (i) through (viii) above.

     5.2. Lien Perfection; Further Assurances. Borrower shall execute such UCC-1 financing statements as are required by the Code and such other instruments, assignments or documents as are requested by Agent and reasonably necessary to perfect Agent's Lien upon any of the Collateral and shall take such other action as may be reasonably required to perfect or to continue the perfection of Agent's Lien upon the Collateral. Unless prohibited by applicable law, Borrower hereby authorizes Agent to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Agent's request, Borrower shall also promptly execute or cause to be executed and shall deliver to Agent any and all documents, instruments and agreements deemed reasonably necessary by Agent to give effect to or carry out the terms or intent of the Loan Documents.


SECTION 6.        COLLATERAL  ADMINISTRATION



     6.1.         General.

                  6.1.1. Location of Collateral. All Collateral, other than Inventory in transit and motor vehicles, will at all times be kept by Borrower at one or more of the business locations set forth in Exhibit 6.1.1 hereto and shall not, without the prior written approval of Agent, be moved therefrom except, prior to an Event of Default and Agent's acceleration of the maturity of the Obligations in consequence thereof, for (i) sales of Inventory in the ordinary course of business; and (ii) removals in connection with dispositions of Equipment that are authorized by subsection 6.4.2 hereof.

                  6.1.2. Insurance of Collateral. Borrower shall maintain and pay for insurance to the extent available at commercially reasonable rates upon all Collateral which is customarily insured wherever located and with respect to Borrower's business, covering casualty, hazard, public liability and such other customary risks in such amounts, with such insurance companies as are reasonably satisfactory to Agent. Borrower shall deliver copies of such policies to Agent with satisfactory lender's loss payable endorsements, naming Agent as loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Agent may, at its option, but shall not be required to, procure the same and charge Borrower therefor. Borrower agrees to deliver to Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

                  6.1.3. Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Agent may, at its option, but shall not be required to, pay the same and charge Borrower therefor. Neither Agent nor any Lender shall be liable or responsible (except for reasonable care in the custody thereof while any Collateral is in Agent's or any Lender's actual possession or under their actual control) in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

     6.2.         Administration of Accounts.



                  6.2.1. Records, Schedules and Assignments of Accounts. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Agent on such periodic basis as Agent shall request a sales and collections report for the preceding period, in form satisfactory to Agent. On or before the fifteenth day of each month from and after the date hereof, Borrower shall deliver to Agent, in form acceptable to Agent, accounts payable schedules and a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Agent's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Agent shall reasonably request. In addition, if Accounts in an aggregate face amount in excess of $50,000 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Accounts or otherwise established by Agent, Borrower shall notify Agent of such occurrence on the first Business Day following such occurrence and the Borrowing base shall thereupon be adjusted to reflect such occurrence. If requested by Agent, Borrower shall execute and deliver to Agent formal written assignments of all of its Accounts weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

                  6.2.2. Discounts, Allowances, Disputes. If Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrower shall report such discounts, allowances or credits, as the case may be, to Agent as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $25,000 are in dispute between Borrower and any Account Debtor, Borrower shall provide Agent with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. Upon and after the occurrence and during the continuance of an Event of Default, Agent shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Agent may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorney's fees, to Borrower.

                  6.2.3. Taxes. If an Account includes a charge for any tax payable to any governmental taxing authority, Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower therefor, provided, however that Agent shall not be liable for any taxes to any governmental taxing authority that may be due by Borrower.

                  6.2.4. Account Verification. Whether or not a Default or an Event of Default has occurred, any of Agent's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Agent, any designee of Agent or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

                  6.2.5. Maintenance of Dominion Account. Borrower shall maintain a Dominion Account pursuant to a lockbox arrangement acceptable to Agent with such banks as may be selected by Borrower and be acceptable to Agent. Borrower shall issue to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account shall immediately become the property of Agent and Borrower shall obtain the agreement by such banks in favor of Agent to waive any offset rights against the funds so deposited. Agent assumes no responsibility for such lockbox arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

                  6.2.6. Collection of Accounts, Proceeds of Collateral. To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Agent. All remittances received by Borrower on account of Accounts, together with the proceeds of any other Collateral, shall be held as Agent's property by Borrower as trustee of an express trust for Agent's benefit and Borrower shall immediately deposit same in kind in the Dominion Account. Agent retains the right at all times after the occurrence of a Default or an Event of Default, if continuing, to notify

Account Debtors that Accounts have been assigned to Agent and to collect Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees to Borrower.

     6.3.         Administration of Inventory.

                  6.3.1. Records and Reports of Inventory. Borrower shall keep accurate and complete records of its inventory. Borrower shall furnish to Agent Inventory reports in form and detail satisfactory to Agent at such times as Agent may request, but at least once each month, not later than the twentieth day of such month. Borrower shall conduct a physical inventory annually and shall provide to Agent a report based on each such physical inventory promptly thereafter, together with such supporting information as Agent shall request.

                  6.3.2. Returns of Inventory. If at any time or times hereafter any Account Debtor returns any Inventory to Borrower the shipment of which generated an Account on which such Account Debtor is obligated in excess of $50,000, Borrower shall immediately notify Agent of the same, specifying the reason for such return and the location, condition and intended disposition of the returned Inventory.

     6.4.         Administration of Equipment.

                  6.4.1. Records and Schedules of Equipment. Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with subsection
6.4.2 hereof, and shall furnish Agent with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Agent. Immediately on request therefor by Agent, Borrower shall deliver to Agent any and all evidence of ownership, if any, of any of the Equipment.

                  6.4.2. Dispositions of Equipment. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Agent; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Equipment which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is less, of $50,000 or less, provided that all proceeds thereof are remitted to Agent for application to the Loans, or (ii) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be subject to the Liens of Agent and shall be free and clear of all other Liens other than Permitted Liens that are not Purchase Money Liens, and Borrower shall have given Agent at least 5 days prior written notice of such disposition.

     6.5. Payment of Charges. All amounts chargeable to Borrower under Section 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to Base Rate Loans from time to time.

     6.6. Additional Payments. Any sums expended by Agent or any Lender due to Borrower's failure to perform or comply with its obligations under this Agreement or any other Loan Document may be charged to Borrower's account as a Revolving Credit Loan and added to the Obligations.


SECTION 7.        REPRESENTATIONS  AND  WARRANTIES

     7.1. General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make advances hereunder, Borrower warrants, represents and covenants to Agent and Lenders that:

                  7.1.1. Organization and Qualification. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. It is duly qualified and is authorized to do business and is in good standing in all states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. Exhibit 7.1.1 sets forth all states or jurisdictions where Borrower or any Subsidiary is qualified and authorized to do business as of the Closing Date.

                  7.1.2. Power and Authority. It is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of its shareholders; (ii) contravene its charter, articles or certificate of incorporation or by-laws; (iii) violate, or cause it to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to it which violation or default would likely have a Material Adverse Effect; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or its Properties may be bound or affected which violation or default would likely have a Material Adverse Effect; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by it.

                  7.1.3. Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its respective terms; except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceeding in equity or at law).

                  7.1.4. Capital Structure. Exhibit 7.1.4 hereto states (i) the correct name of Borrower and each of Borrower's Subsidiaries, its jurisdiction of incorporation and the percentage of its stock owned by each Person listed thereon, (ii) the name of the corporate or joint venture Affiliates of Borrower and of each Subsidiary of Borrower, and the nature of the affiliation, and (iii) the number, nature and holder of all outstanding stock of Borrower and of each Subsidiary of
                                      24

Borrower, in each case as of the Closing Date. Holdings has good title to all of the stock of Borrower and Borrower has good title to all shares or stock it purports to own of each Subsidiary of Borrower, free and clear in each case of any Lien other than Permitted Liens. All such shares or stock have been duly issued and are fully paid and non-assessable. Except as set forth on Exhibit


7.1.4, there are (i) no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities, stock or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of Borrower and (ii) no outstanding agreements or instruments binding upon any stockholders of Borrower or any Subsidiary of Borrower relating to the ownership of its shares of capital stock.

                  7.1.5. Corporate Names. Neither Borrower nor any Subsidiary of Borrower has been known as or used any corporate, fictitious or trade names except those listed on Exhibit 7.1.5 hereto. Except as set forth on Exhibit 7.1.5, neither Borrower nor any Subsidiary of Borrower has been the surviving entity of a merger or consolidation or acquired all or substantially all of the assets of any Person.

                  7.1.6. Business Locations; Agent for Process. The chief executive office and other places of business of Borrower and each Subsidiary of Borrower are as listed on Exhibit 7.1.6 hereto. During the preceding one-year period, neither Borrower nor any Subsidiary of Borrower has had an office, place of business or agent for service of process other than as listed on Exhibit
7.1.6. Except as shown on Exhibit 7.1.6, no Inventory is stored with a bailee, warehouseman or similar party, nor is any Inventory consigned to any Person.

                  7.1.7. Title to Properties; Priority of Liens. Borrower and each Subsidiary of Borrower has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Borrower has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of its Properties that is not a Permitted Lien. The Liens granted to Agent for the ratable benefit of Lenders under Section 5 hereof are first priority Liens, subject only to Permitted Liens.

                  7.1.8. Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts. Unless otherwise indicated in writing to Agent, with respect to each Account:

                              (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

                              (ii)      It arises out of a completed, bona
         fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

                              (iii) It is for a liquidated amount payable on the date stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent;

                              (iv)    Such Account, and Agent's security
         interest therein, is not subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except where the amount in controversy is deemed by Agent to be immaterial, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

                              (v) Borrower has not made any agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except for discounts or allowances which are granted by Borrower in the ordinary course of its business and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Agent pursuant to subsection 6.2.1 hereof or such other extensions, compromises, settlements or modifications of any Account or any deduction therefrom disclosed in writing by Borrower to Agent and consented thereto in writing by Agent;

                              (vi) To the best of Borrower's knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor was at such time Solvent; and

                              (vii) To the best of Borrower's knowledge at the time such Account arose, there were no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectability of such Account.

                  7.1.9. Equipment. Any Equipment used for the operation of the Borrower's business is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. Borrower will not permit any of the Equipment to become affixed to any real Property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or consented to a leasehold mortgage in favor of and in form acceptable to Lender, and Borrower will not permit any of the Equipment to become an accession to any personal Property other than Equipment that is subject to first priority (except for Permitted Liens) Liens in favor of Agent for the benefit of Lenders.

          7.1.10. Financial Statements; Fiscal Year. (a) The balance sheets of Borrower on a Consolidated Basis as of December 31, 1997, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial position of Borrower on a Consolidated Basis at such dates and the results of Borrower's operations for such periods, subject to normally occurring year-end audit adjustments. Since


December 31, 1997, there has been no event or condition having a Material Adverse Effect and no change in the aggregate value of Equipment (except in connection with reasonable wear and tear of such Equipment) and real Property owned by Borrower.

                                   (b)     The pro forma balance sheet of
Borrower on a Consolidated Basis (the "Pro Forma Balance Sheet") furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated under this Agreement (the "Transactions") and is accurate, complete and correct in all material respects and fairly reflects on a proforma basis the financial condition of Borrower and its Subsidiaries as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied, subject to normal year end adjustments. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects as of the Closing Date by the chief financial officer, treasurer or controller of Borrower. All financial statements referred to in this subsection 7.1.10(b), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements.

                                    (c)     Projections of Borrower on a
Consolidated Basis with respect to Fiscal Year 199_ and the Pro Forma Balance Sheet, copies of which are annexed hereto as Exhibit 7.1.10(c), were prepared by Borrower and reviewed by its chief financial officer, treasurer or controller and, as of the Closing Date, are based on underlying assumptions which provide a reasonable basis for the Projections contained therein and reflect Borrower's judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The Projections together with the Pro Forma Balance Sheet, are sometimes herein referred to as the "Pro Forma Financial Statements".

                  7.1.11. Full Disclosure. The financial statements referred to in subsection 7.1.10 hereof do not, nor does this Agreement or any other written statement delivered by Borrower to Agent or any Lender in connection herewith, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not materially misleading. There is no fact which Borrower has failed to disclose to Agent in writing which would likely have a Material Adverse Effect.

                  7.1.12. Solvent Financial Condition. Borrower and each Guarantor is now and, after giving effect to the Transactions, will be, Solvent.

                  7.1.13. Surety Obligations. Neither Borrower nor any Subsidiary of Borrower is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.



                  7.1.14. Taxes. Borrower's federal tax identification number is as set forth on Exhibit 7.1.14. The federal tax identification number of each Subsidiary of Borrower is shown on Exhibit 7.1.14 hereto. Borrower and each Subsidiary of Borrower has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties shown in such returns to be due and payable or assessed against them by any governmental authority, unless and to the extent any such amounts are being actively contested in good faith and by appropriate proceedings and Borrower and each Subsidiary of Borrower, as applicable, maintains reasonable reserves on their books therefor. The provision for taxes on the books of Borrower and each Subsidiary of Borrower are adequate for all years not closed by applicable statutes, and for its current fiscal year and, for all tax years thereafter which are not closed by applicable statutes, the provisions for taxes on the books of Borrower and each Subsidiary of Borrower will be adequate.

                  7.1.15. Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement other than the payment of $100,000 in connection with the closing of the transactions contemplated hereby.

                  7.1.16. Patents, Trademarks, Copyrights and Licenses. Borrower and each Subsidiary of Borrower owns, possesses or has the right to use all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on
Exhibit 7.1.16 hereto.

                  7.1.17. Governmental Consents. Borrower and each Subsidiary of Borrower has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises materially necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

                  7.1.18. Compliance with Laws. Borrower and each Subsidiary of Borrower has duly complied, and its Properties, business operations and leaseholds are in compliance in all material respects, with the provisions of all federal, state and local laws, rules and regulations applicable to it as applicable, its Properties or the conduct of its business and there have been no citations, notices or orders of noncompliance issued to Borrower or any Subsidiary of Borrower under any such law, rule or regulation. Borrower and each Subsidiary of Borrower has established and maintains an adequate monitoring system to insure that it remains in compliance with all federal, state and local laws, rules and regulations applicable to it. No Inventory produced by Borrower has been produced in violation of the Fair Labor Standards Act (29 U.S.C. ss. 201 et seq.), as amended.

                  7.1.19. Restrictions. Neither Borrower nor any Subsidiary of Borrower is a party or subject to any contract, agreement, or charter or other corporate restriction, which solely as a result of the terms thereof could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any Subsidiary of Borrower is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit 7.1.19 hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by Borrower or any Subsidiary of Borrower, as applicable.

                  7.1.20. Litigation. Except as set forth on Exhibit 7.1.20 hereto, there are no actions, suits, proceedings or investigations pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any Subsidiary of Borrower, or the business, operations, Properties, prospects, profits or condition of Borrower or any Subsidiary of Borrower, which could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any Subsidiary of Borrower
                                      28
is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal which would likely have a Material Adverse Effect.

                  7.1.21. No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement and the other Loan Documents or Borrower's performance hereunder or thereunder, constitute a Default or an Event of Default. Neither Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

                  7.1.22. Leases. Exhibit 7.1.22(A) hereto is a complete listing of all capitalized leases of Borrower and Exhibit 7.1.22(B) hereto is a complete listing of all operating leases of Borrower. Borrower is in compliance with all of the terms of each of its respective capitalized and operating leases.

                  7.1.23. Pension Plans. Except as disclosed on Exhibit 7.1.23 hereto, neither Borrower nor any Subsidiary of Borrower has any Plan. Borrower and each Subsidiary of Borrower is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that would likely have a Material Adverse Effect exists in connection with any Plan. Neither Borrower nor any Subsidiary of Borrower has any withdrawal liability in connection with a Multiemployer Plan.

                  7.1.24. Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower and any customer or any group of customers of Borrower, the absence of whose purchases individually or in the aggregate would likely have a Material Adverse Effect, or with any material supplier of Borrower, the absence of whose products or services would likely have a Material Adverse Effect. There exists no present condition or state of facts or circumstances which would have a Material Adverse Effect on Borrower or prevent Borrower from conducting its business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

                  7.1.25. Labor Relations. Except as described on Exhibit 7.1.25 hereto, neither Borrower nor any Subsidiary of Borrower is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of Borrower's or any Subsidiary of Borrower's employees or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

                  7.1.26. O.S.H.A. and Environmental Compliance. Except as set forth on Exhibit 7.1.26:

                                    (a)     Borrower and each Subsidiary of
Borrower has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to Borrower or any Subsidiary of

Borrower or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations that would have a Material Adverse Effect.

                                    (b)     Borrower and each Subsidiary of
Borrower has been issued all material federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

                                    (c)     (i) There are no visible signs of
releases, spills, discharges, leaks or disposals (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any real Property or any premises leased by Borrower or any Subsidiary of Borrower that would have a Material Adverse Effect; (ii) to Borrower's knowledge there are no underground storage tanks or polychlorinated biphenyls on the real Property or any premises leased by Borrower or any Subsidiary of Borrower; (iii) Borrower has not used the real Property or any premises leased by Borrower or any Subsidiary of Borrower as a treatment, storage or disposal facility of Hazardous Waste; and
(iv) no Hazardous Substances are used on the real Property or any premises leased by Borrower or any Subsidiary of Borrower, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of Borrower or any Subsidiary of


Borrower or of its tenants.

     7.2. Continuous Nature of Representations and Warranties. Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for those representations and warranties which are expressly limited by their terms to a specific date and taking into account any amendments to the Schedules and Exhibits hereto as a result of any disclosures made by Borrower to Agent after the Closing Date.

     7.3. Survival of Representations and Warranties. All representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Agent and Lenders and the parties thereto and the closing of the transactions described therein or related thereto.


SECTION 8.        COVENANTS  AND  CONTINUING  AGREEMENTS

     8.1. Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Agent or Lenders, Borrower and each Guarantor covenants that it shall:

                  8.1.1. Visits and Inspections. Permit representatives of Agent, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrower and each of its Subsidiaries, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's and each of its Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations.

                  8.1.2. Notices. Promptly notify Agent in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect.

                  8.1.3. Financial Statements. Keep, and cause each Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Agent and Lenders the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Agent and is consistent with
GAAP):

                              (i) not later than 90 days after the close of each Fiscal Year of Borrower, (i) audited financial statements of Nations Flooring, Inc. on a Consolidated Basis as of the end of such


         Fiscal Year, reported on by a firm of independent certified public accountants of recognized standing selected by Borrower but acceptable to Agent (the "Accountants") and (ii) unaudited financial statements of Borrower as of the end of such Fiscal Year on a consolidating basis;

                              (ii) not later than thirty (30) days after the end of each Fiscal Month hereafter, including the last Fiscal Year of Borrower's Fiscal Year unaudited interim financial statements of Borrower as of the end of such period and of the portion of Borrower's Fiscal Year then elapsed, on a Consolidated Basis and consolidating basis, certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the consolidating and consolidated financial position and results of operations of Borrower for such period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                              (iii) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements or financial statements which Holdings or Nations Flooring, Inc., Borrower or any Subsidiary of Holdings or Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Holdings, Borrower or any Subsidiary of Holdings or Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                              (iv) promptly after the filing thereof, copies of any annual report to be filed with the Pension Benefit Guaranty Corporation (the "PBGC") in connection with each Plan; and

                              (v) such other data and information (financial and otherwise) as Agent or any Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrower's, any Subsidiary of Borrower's or any of their respective Subsidiaries' financial condition or results of operations.

                               Concurrently with the delivery of the financial
statements described in clause (i) of this subsection 8.1.3, Borrower shall forward to Agent a copy of the accountants' letter to

Holdings' management or board of directors that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Agent a certificate of the aforesaid certified public accountants certifying that, based upon their examination of the financial statements of Borrower and its respective Subsidiaries performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default or, if they are aware of such Default or Event of Default, specifying the nature thereof, and acknowledging, in a manner satisfactory to Agent, that they are aware that Agent and Lenders are relying on such financial statements in making their decisions with respect to the Loans. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this subsection 8.1.3, or more frequently if requested by Agent, Borrower shall cause to be prepared and furnished to Agent a Compliance Certificate in the form of Exhibit 8.1.3 hereto executed by the chief financial officer, treasurer or controller of Borrower.

                  8.1.4. Landlord and Storage Agreements. Provide Agent with copies of all agreements between Borrower, each Subsidiary of Borrower or any of their respective Subsidiaries and any landlord or warehouseman which owns any premises at which any Inventory may, from time to time, be kept.

                  8.1.5. Credit Memoranda. Issue and process credit memoranda with respect to credits, discounts or other allowances taken by Account Debtors in the ordinary course of Borrower's business, but in no event shall such credit memoranda be issued and processed later than three (3) months after the taking of the applicable credit, discount or other allowance.

                  8.1.6. Projections. No later than 30 days prior to the end of each fiscal year of Borrower, deliver to Agent Projections of Borrower on a Consolidated Basis for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month by month.

                  8.1.7. Environmental Matters. (a) Borrower shall and shall cause each Subsidiary of Borrower to ensure that the real Property remains in material compliance with all applicable Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any real Property in violation of any applicable law or governmental regulations.

                              (b)   Borrower shall and shall cause each
Subsidiary of Borrower to establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

                              (c) Borrower shall and shall cause each Subsidiary
of Borrower to (i) employ in connection with the use of the real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) to the extent necessary, dispose of any and all Hazardous Waste generated at the real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Borrower shall and shall cause each Subsidiary of Borrower to use its best efforts to obtain certificates of disposal, if required, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrower or any Subsidiary of Borrower in connection with the transport or disposal of any Hazardous Waste generated at the real Property.

                              (d) In the event Borrower or any Subsidiary of


Borrower (i) obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or (ii) receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws having a Material Adverse Effect on the real Property or Borrower's or any Subsidiary of Borrower's interest therein from any state or local agency responsible in whole or in part for environmental matters in the state in which the real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter, the "Authority") (any of the foregoing is referred to herein as an "Environmental Complaint"), then Borrower shall promptly give written notice of same to Agent detailing facts and circumstances of which Borrower or any Subsidiary of Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

                              (e) Borrower shall and shall cause each Subsidiary
of Borrower to promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by Borrower or any Subsidiary of Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between Borrower or any Subsidiary of Borrower and the Authority regarding such claims to Agent until the claim is settled. Borrower shall and shall cause each Subsidiary of Borrower to promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the real Property that Borrower or any Subsidiary of Borrower is required to file under any applicable Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Collateral.

                              (f) Borrower shall and shall cause each Subsidiary
of Borrower to respond promptly to any Hazardous Discharge or Environmental Complaint and take all actions reasonably required by applicable Environmental Laws in order to safeguard the health of any Person and to avoid subjecting the Collateral or real Property to any Lien. If Borrower or any Subsidiary of Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or Borrower or any Subsidiary of Borrower shall fail to comply with any of the requirements of any applicable Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in Collateral: (A) give such notices or
(B) enter onto the real Property (or authorize third parties to enter onto the real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Base Rate Loans, shall be paid upon demand by Borrower, and until paid shall be added to and become a part of the Obligations secured by the


Liens created by the terms of this Agreement or any other agreement between Agent, any Lender, Borrower and any Subsidiary of Borrower.

                              (g) At any time following any Hazardous Discharge
or Environmental Complaint Borrower shall and shall cause each Subsidiary of Borrower, as applicable, to provide Agent, at Borrower's expense, with any environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and if an abatement, cleanup or removal is required under applicable Environmental Laws, the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $100,000, Agent shall have the right to require Borrower or any Subsidiary of Borrower, as applicable, to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

                              (h) Borrower shall and shall cause each Subsidiary
of Borrower to defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including reasonable attorney's fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the real Property, whether or not the same originates or emerges from the real Property or any contiguous real estate, except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. Borrower's and each Subsidiary of Borrower's obligations under this Section 8.1.7 shall arise upon the discovery of the presence of any Hazardous Substances at the real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrower's and each Subsidiary of Borrower's obligation and the indemnifications hereunder shall survive the termination of this Agreement.

                              (i)   For purposes of Sections 8.1.7 and 7.1.26,
all references to real Property shall be deemed to include all of Borrower's and each Subsidiary of Borrower's right, title and interest in and to its owned and leased premises.

     8.2. Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lenders, Borrower covenants that, it will not:

                  8.2.1.      Mergers; Consolidations; Acquisitions.



                              (i)   Merge or consolidate, or permit any
Subsidiary of Borrower to merge or consolidate, with any Person; or

                              (ii)     Acquire, or permit any of its
Subsidiaries to acquire, all or substantially all of the Properties of any Person.

                  8.2.2. Loans. Make, or permit any Subsidiary of Borrower to make, any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person.

                  8.2.3. Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary of Borrower to create, incur or suffer to exist, any Indebtedness, except:

                              (i)     Obligations owing to Agent and/or Lenders;

                              (ii) Subordinated Debt existing on the date of this Agreement;

                              (iii) Indebtedness of Borrower to any Subsidiary of Borrower;

                              (iv) accounts payable to trade creditors and current operating expenses (other than for Money Borrowed) which are not aged more than 90 days from billing date or more than 30 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings; and Borrower or such Subsidiary shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower or such Subsidiary and its independent accountants;

                              (v) Obligations to pay Rentals permitted by subsection 8.2.12;

                              (vi) Purchase Money Indebtedness in an aggregate amount not to exceed $200,000 (excluding capitalized leases);

                              (vii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; and

                              (viii)  Indebtedness under the Shareholder Notes;

                              (ix) Indebtedness not included in paragraphs (i) through (vii) above which does not exceed at any time, in the aggregate, the sum of $250,000.

                  8.2.4. Affiliate Transactions. Enter into, or be a party to, or permit any Subsidiary of Borrower to enter into or be a party to, any transaction with any Affiliate of Borrower or any Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Agent and are no less favorable to Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or such Subsidiary.

                  8.2.5. Limitation on Liens. Create or suffer to exist, or permit any Subsidiary of Borrower or any Guarantor to create or suffer to exist, any Lien upon any of its Property (including the Subsidiary Stock and the capital stock of Borrower), income or profits, whether now owned or hereafter acquired, except:

                              (i)   Liens at any time granted in favor of
         Agent for the benefit of Lenders;

                              (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in subsection 7.1.14 hereto, but only if in Agent's judgment such Lien does not adversely affect Agent's rights or the priority of Agent's Lien in the Collateral;

                              (iii) Liens arising in the ordinary course of business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required or if such payment is being contested in good faith by appropriate proceedings diligently conducted, and such Liens do not (1) have any material effect on the priority of the Liens in favor of the Agent for the benefit of Lenders or (2) in the aggregate, materially detract from the value of the Property or materially impair the use thereof in the operation of Borrower's or any Subsidiary's business;

                               (iv)  Purchase Money Liens securing Purchase
         Money Indebtedness permitted under subsection 8.2.3(vi) hereof;

                              (v) Liens securing Indebtedness of Borrower's or a Subsidiary of Borrower to Borrower or another such Subsidiary; and

                              (vi) such other Liens as appear on Exhibit 8.2.5 hereto.

                  8.2.6. Subordinated Debt. Make, or permit any Subsidiary of Borrower to make, any payment or prepayment of any part or all of any Subordinated Debt except as permitted in any applicable Subordination Agreement.



                  8.2.7. Distributions. Declare, pay or make any distribution on shares of its capital stock or apply any of its funds, property or assets to the purchase, redemption or other retirement of any shares of its capital stock, or of any options to purchase or acquire any capital stock of Borrower ("Distribution") except that so long as no Event of Default shall have occurred and be continuing (i) following delivery of the monthly Financial Statements of Borrower in and required by subsection 8.1.3(ii) for the Fiscal Month ended November 30, 1998 (the "Six Month Statement"), Borrower may pay Holdings an amount equal to the actual cash dividends paid on Borrower's behalf with respect to the Preferred Stock during the immediately preceding six (6) months (the "Dividend Payment") so long as (a) Borrower's Excess Cash Flow for such six (6) month period (as evidenced by the Six Month Statement) was at least equal to the Dividend Payment, (b) Borrower's accounts payable and all other obligations with respect to outstanding Indebtedness are not unpaid beyond normal terms and (c) after giving effect to the Dividend Payment, Borrower has Availability of at least $300,000, (ii) thereafter until the Special Advance Amount shall be permanently reduced to $0 and there shall be no Special Advances outstanding, Borrower may pay dividends on the Preferred Stock so long as (a) Borrower's Excess Cash Flow for the Fiscal Month immediately preceding the date of any such payment is at least equal to such payment, (b) Borrower's accounts payable and all other obligations with respect to outstanding Indebtedness are not unpaid beyond normal terms and after giving to any such payment, Borrower has Availability of at least $300,000 and (iii) following the payment in full of all Special Advances and the permanent reduction of the Special Advance Amount to $0, Borrower may pay dividends on the Preferred Stock.

                  8.2.8. Capital Expenditures. Make Capital Expenditures (including, without limitation, by way of capitalized leases) which, in the aggregate, as to Borrower and its Subsidiaries, exceed $250,000 during any fiscal year of Borrower.

                  8.2.9. Disposition of Assets. Sell, lease or otherwise dispose of any of, or permit any Subsidiary of Borrower to sell, lease or otherwise dispose any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of business, (ii) a transfer of Property to Borrower by a Subsidiary of Borrower, or (iii) dispositions expressly authorized by this Agreement.

                  8.2.10. Bill-and-Hold Sales, Etc. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

                  8.2.11. Restricted Investment. Make or have, or permit any Subsidiary of Borrower to make or have, any Restricted Investment.

                  8.2.12. Leases. Become, or permit any of its Subsidiaries to become, a lessee under any operating lease (other than a lease under which


Borrower or any of its Subsidiaries is lessor) of Property if the aggregate Rentals payable during any current or future period of 12 consecutive months under the lease in question and all other leases under which Borrower or any of its Subsidiaries is then lessee would exceed $1,500,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

                  8.2.13. Tax Consolidation. File or consent to the filing of any Consolidated income tax return with any Person other than a Subsidiary of Borrower or Nations Flooring, Inc. or its Subsidiaries.

                  8.2.14. Stock of Subsidiaries. Permit any of its Subsidiaries to issue any additional shares of its capital stock except director's qualifying shares.

                  8.2.15. Management Fee. Pay any management or similar fees in excess of $240,000 in the aggregate in any Fiscal Year.

     8.3. Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lenders, Borrower covenants that, unless otherwise consented to by Lenders in writing, it shall:

                  8.3.1. Minimum Net Worth. Maintain a Net Worth of Borrower on a Consolidated Basis as of the end of each Fiscal Year commencing with the Fiscal Year ending December 31, 1998 of not less than the amount set forth below opposite the period corresponding thereto:

     Fiscal Year Ended                             Amount
December 31, 1998                   An amount equal to (a) actual Net Worth on
                                    the Closing Date minus $500,000 plus (b) 75% of the cumulative positive Net Income of Borrower on a Consolidated Basis for the Fiscal Year 1998 (the "Recalculated 1998
                                    Amount")

December 31, 1999                   An amount equal to (a) the Recalculated 1998
                                    Amount plus (b) 75% of the cumulative
                                    positive Net Income of Borrower on a
                                    Consolidated Basis for Fiscal Year 1999 (the
                                    "Recalculated 1999 Amount")

December 31, 2000                   An amount equal to (a) the Recalculated 1999
                                    Amount plus (b) 75% of the cumulative
                                    positive Net Income of Borrower on a
                                    Consolidated Basis for Fiscal Year 2000 (the
                                    "Recalculated 2000 Amount")

December 31, 2001                   An amount equal to (a) the Recalculated 2000
                                    Amount plus (b) 75% of the cumulative


                                    positive Net Income of Borrower on a
                                    Consolidated Basis for Fiscal Year 2001 (the
                                    "Recalculated 2001 Amount")

December 31, 2002                   An amount equal to (a) the Recalculated 2001
                                    Amount plus (b) 75% of the cumulative
                                    positive Net Income of Borrower on a
                                    Consolidated Basis for Fiscal Year 2002 (the
                                    "Recalculated 2002 Amount")


                  8.3.2. Funded Debt Coverage. Maintain a Funded Debt Coverage Ratio at the end of each Fiscal Quarter with respect to the four (4) Fiscal Quarters then ended (other than with respect to the Fiscal Quarters ending June 30, 1998, September 30, 1998 and December 31, 1998 the Funded Debt Coverage Ratio with respect to which shall be calculated for the period commencing on the Closing Date and ending on the last day of the applicable Fiscal Quarter end) not more than (a) 3.5 to 1.0 at the end of the Fiscal Quarters ended June 30, 1998, September 30, 1998 and December 31, 1998 and (b) 3.0 to 1.0 at the end of each Fiscal Quarter thereafter.

                  8.3.3. Fixed Charge Coverage. Maintain Fixed Charge Coverage at the end of each Fiscal Quarter with respect to the four (4) Fiscal Quarters then ended (other than with respect to the Fiscal Quarters ending June 30, 1998, September 30, 1998 and December 31, 1998 the Fixed Charge Coverage Ratio with respect to which shall be calculated for the period commencing on the Closing Date and ending on the last day of the applicable Fiscal Quarter end) not less than (a) 1.05 to 1.0 at the end of the Fiscal Quarters ended June 30, 1998, September 30, 1998 and December 31, 1998, (b) 1.1 to 1.0 at the end of the Fiscal Quarters ended March 31, 1999, June 30, 1999, September 30, 1999 and December 31, 1999 and (c) 1.2 to 1.0 with respect to each Fiscal Quarter thereafter.

SECTION 9.        CONDITIONS  PRECEDENT

                  A. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Agent and Lenders under the other sections of this Agreement, Lenders shall not be required to make the initial Loans under this Agreement unless and until each of the following conditions has been and continues to be satisfied or has been waived in writing by Required Lenders:

     9.1. Documentation. Agent shall have received, in form and substance satisfactory to Agent and its counsel and its local counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Lenders and their counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Lenders and their counsel.

     9.2. No Default.  No Default or Event of Default shall exist.



     9.3. Other Loan Documents. Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

     9.4. Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

     9.5. Proceedings of Corporate Parties. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of Borrower and each Subsidiary of Borrower authorizing, as applicable (i) the execution, delivery and performance of this Agreement, and any other Loan Documents (collectively the "Documents") and (ii) the granting by Borrower of the security interests in and liens upon the Collateral certified by the Secretary or an Assistant Secretary of the applicable party as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

     9.6. Incumbency Certificates of Each Corporate Party. Agent shall have received a certificate of the Secretary or an Assistant Secretary of Borrower and each Subsidiary of Borrower, dated the Closing Date, as to the incumbency and signature of the officers of Borrower and each Subsidiary of Borrower executing this Agreement or any other Loan Document, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

     9.7. Certificates. Agent shall have received a copy of the Articles or Certificate of incorporation of Borrower and each Subsidiary of Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of formation together with copies of the By-laws of Borrower and each Subsidiary of Borrower and all agreements of Borrower's and each Subsidiary of Borrower's shareholders certified as accurate and complete by the Secretary or Assistant Secretary of Borrower and each Subsidiary of Borrower and all such agreements shall be satisfactory to Agent.

     9.8. Good Standing Certificates. Agent shall have received good standing certificates for Borrower and each Subsidiary of Borrower dated not more than 30 days prior to the Closing, issued by the Secretary of State or other appropriate official of Borrower's jurisdiction of formation and each jurisdiction where the conduct of Borrower's and each Subsidiary of Borrower's business activities or the ownership of its properties necessitates qualification.



     9.9. Legal Opinion. Agent shall have received the executed legal opinion of Herzfeld & Rubin in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Transactions and related agreements as Agent may reasonably require.

     9.10. No Litigation. Except as described on Exhibit 9.10, (i) no litigation, investigation or proceeding before or by any arbitrator or governmental body shall be continuing or threatened against Borrower, any Subsidiary of Borrower or against the officers or directors of Borrower or any Subsidiary of Borrower (A) in connection with the Loan Documents or the Acquisition Agreement or any of the transactions contemplated hereby or thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which if adversely determined, could, in the reasonable opinion of Agent, have a Material Adverse Effect; (ii) no injunction, writ, restraining order or other order of any nature materially adverse to Borrower or any Subsidiary of Borrower or the conduct of its business or inconsistent with the due consummation of the transactions shall have been issued by any governmental body and (iii) no material adverse change has occurred in the financial status of Borrower or its Subsidiaries from the information previously disclosed to Agent in writing prior to the Closing Date.

     9.11. Information; Collateral Examination. Agent shall have received all financial, business, and other information regarding Borrower, its Subsidiaries and their respective Properties as Agent shall have reasonably requested. Agent shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Lenders, of the Receivables, Inventory, General Intangibles and Equipment of Borrower and all books and records in connection therewith.

     9.12. Fees. Agent shall have received payment of all fees and expenses of Agent and the Lenders on or prior to the Closing Date pursuant to this Agreement.

     9.13. Insurance. Agent shall have received in form and substance satisfactory to Agent certified copies of Borrower's casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee, and certified copies of Borrower's liability insurance policies, together with endorsements naming Agent as a co-insured.

     9.14. Pledge Agreement. Agent shall have received in form and substance satisfactory to Agent the Pledge Agreement.

     9.15. Payment Instructions. Agent shall have received written instructions from Borrower directing the application of proceeds of the initial Loans made pursuant to this Agreement.

     9.16. No Adverse Material Change. (i) Since December 31, 1997, there shall have occurred (x) no event or condition having a Material Adverse Effect, (y) no material damage or destruction to any of the Collateral nor any material depreciation in the value thereof and (z) no event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Agent shall have been proven to be inaccurate or misleading in any material respect.

     9.17. Contract Review. Agent shall have reviewed all material contracts of Borrower including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be reasonably satisfactory in all material respects to Agent.

     9.18. Environmental Reports. Agent shall have received all environmental studies and reports prepared by independent environmental engineering firms with respect to all real Property owned or leased by Borrower and Agent shall have received evidence satisfactory to Agent (i) that the operations of Borrower and its Subsidiaries comply with applicable Environmental Laws; (ii) that such operations are not the subject of any federal, state or local investigation evaluating the need for remedial action, involving a material expenditure, to respond to a release or threatened release of any toxic or hazardous waste or substance into the environment; (iii) that neither the Borrower nor the Guarantor has or could reasonably be expected to have any contingent liability deemed material by the Lenders in connection with any release of any toxic or hazardous waste or substance into the environment.

     9.19. Leasehold Agreements. Agent shall have received landlord, mortgagee or warehouseman agreements satisfactory to Agent with respect to all premises leased by Borrower at which material amounts of Inventory are located.

     9.20. Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the Transactions and all other transactions contemplated by this Agreement and the other Loan Documents (without the imposition of any conditions that are not acceptable to Agent or Lenders); and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary.

     9.21. Financial Condition Certificates. Agent shall have received executed Officer's Certificates satisfactory in form and substance to it, certifying that Borrower on a Consolidated Basis is Solvent immediately prior to and after giving effect to the Transactions and the

Indebtedness contemplated hereby and as to the financial resources of Borrower on a Consolidated Basis and its ability to meet its obligations and liabilities as they become due.

     9.22. Closing Certificate. Agent shall have received a closing certificate signed by an authorized officer of Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the other Loan Documents are true and correct in all material respects immediately prior to and after giving effect to the making of the initial Loans hereunder, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and the other Loan Documents and (iii) on such date no Default or Event of Default has occurred or is continuing.

     9.23. Subsidiary Stock. Agent shall have received evidence that all issued and outstanding capital stock of each of Borrower's Subsidiaries shall be owned by Borrower or one or more of Borrower's Subsidiaries.

     9.24. Corporate Structure. Agent shall be satisfied with the corporate and legal structure and capitalization of Holdings, Borrower and its Subsidiaries including, each class of capital stock of such Person and each instrument or agreement relating to such structure or capitalization.

     9.25. ERISA. Agent shall be satisfied that (i) Borrower and its Subsidiaries will be able to meet their respective obligations under all employee and retiree welfare plans, (ii) the employee benefit plans of Borrower and its Subsidiaries are, in all material respects, funded in accordance with the minimum statutory requirements, (iii) no material "reportable event" (as defined in ERISA, but excluding events for which reporting has been waived) has occurred as to any such employee benefit plan and (iv) no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated that could reasonably be expected to result in a material liability.

     9.26. Availability. Agent shall have determined that after giving effect to the Transactions (including, without limitation, the initial Loans, Letters of Credit and LC Guaranties contemplated hereby), and the payment of all closing costs incurred in connection with the Transactions, Closing Availability shall not be less than $1,300,000.

     9.27. Leases . Agent shall have received evidence that Borrower shall have entered into written extension of its lease for its premises located at 105 West Charleston Blvd., Las Vegas, Nevada on terms and conditions satisfactory to Agent.

     9.28. Subordinated Debt. Agent shall have received evidence that Borrower shall have received proceeds of Subordinated Debt in an amount not less than $500,000 on terms and conditions satisfactory to Agent and Subordinated Lender and Borrower shall have entered into a Subordination Agreement on terms and conditions satisfactory to Agent in connection with the repayment of such Subordinated Debt.

     9.29. Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent and its counsel.

     9.30. Conditions to Each Loan. The agreement of Lenders to make any Loans or cause to be opened any Letters of Credit requested to be made or opened on any date (including, without limitation, the initial Loans), is subject to the satisfaction of the following conditions precedent as of the date such Loan is made or Letter of Credit opened:

                              (i)     Representations and Warranties.  Each of
the representations and warranties made by Borrower in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for those representations and warranties limited by their terms to a specified date.

                              (ii)    No Default.  No Event of Default or
Default shall have occurred and be continuing on such date, or would exist after giving effect to the Loans requested to be made, on such date and, in the case of the initial Loan, after giving effect to the consummation of the transaction contemplated by the Acquisition Agreement; provided, however, that Agent in its sole discretion, may continue to make Loans notwithstanding the existence of an Event of Default or Default and that any Loans so made shall not be deemed a waiver of any such Event of Default or Default; and

                              (iii)   Maximum Loans.  In the case of any Loans
requested to be made, after giving effect thereto, the aggregate Loans shall not exceed the maximum Loans permitted under this Agreement.

Each request for a Loan by Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such Loan that the conditions contained in this subsection shall have been satisfied.


SECTION 10.       EVENTS  OF  DEFAULT;  RIGHTS  AND  REMEDIES  ON  DEFAULT

     10.1. Events of Default. The occurrence of one or more of the following events shall constitute an "Event of Default":

                  10.1.1. Payment of Obligations. Borrower shall fail to pay any of the Obligations on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

                  10.1.2. Misrepresentations. Any representation, warranty or other statement made or furnished to Agent or any Lender by or on behalf of Borrower or any Subsidiary of Borrower in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to
Section 7.2 hereof.

                  10.1.3. Breach of Specific Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in Sections 5.2, 6.1.1, 6.2, 6.3, 8.1.1, 8.1.3, 8.2 or 8.3 hereof on the date that Borrower is required to perform, keep or observe such covenant.

                  10.1.4. Breach of Other Covenants. Borrower or any Subsidiary of Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 10.1 hereof) and the breach of such other covenant is not cured to Agent's satisfaction within fifteen (15) days after the sooner to occur of Borrower's or Subsidiary of Borrower's receipt of notice of such breach from Agent or the date on which such failure or neglect first becomes known to any senior officer of Borrower or Subsidiary of Borrower.

                  10.1.5. Default Under Security Documents/Other Agreements. Any event of default shall occur under, or Borrower or any Subsidiary of Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents or the Other Agreements or the Acquisition Agreement and such default shall continue beyond any applicable grace period.

                  10.1.6. Other Defaults. There shall occur any default or event of default on the part of Borrower under any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound, creating or relating to any Indebtedness in excess of $500,000 if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

                  10.1.7. Insolvency and Related Proceedings. Borrower or any Subsidiary of Borrower shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower or any Subsidiary of Borrower under the Bankruptcy Code (if against Borrower, the continuation of such proceeding for more than 30 days), or Borrower or any Subsidiary of Borrower shall make any offer of settlement, extension or composition to its unsecured creditors generally.

                  10.1.8. Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of Borrower or any Guarantor for a period which significantly affects Borrower's or such Guarantor's capacity to continue its business, on a profitable basis; or Borrower or any Guarantor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower or such Guarantor which is necessary to the continued or lawful operation of Borrower's business; or Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Borrower or any Guarantor leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term; or any part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

                  10.1.9. Change of Ownership. Holdings shall fail to own and control, beneficially, all of the issued and outstanding voting stock of Borrower and Borrower shall cease to own and control all of the issued and outstanding voting stock of its Subsidiaries.

                  10.1.10. ERISA. A Reportable Event shall occur which Agent, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the PBGC of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower or any Subsidiary of Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower's or such Subsidiary's complete or partial withdrawal from such Plan.

                  10.1.11. Challenge to Agreement. Borrower or any Subsidiary of Borrower, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Agent for the benefit of Lenders.

                  10.1.12. Criminal Forfeiture. Borrower shall be criminally indicted or convicted under any law that could lead to a forfeiture of any material Property of Borrower.

                  10.1.13. Judgments. Any money judgment, writ of attachment or similar process is filed against Borrower or any Subsidiary of Borrower, or any of their respective Property, if the amount thereof not covered by insurance is in excess of $250,000 and such judgment, attachment or process remains unstayed, unpaid, undischarged or unbonded (but only to the extent the issuance of such bond stays all related judgment enforcement proceedings) for 30 consecutive days.

                  10.1.14. Repudiation of or Default Under Guaranty Agreement. Any Guarantor shall revoke or attempt to revoke any Guaranty Agreement signed by such Guarantor, or shall repudiate such Guarantor's liability hereunder or thereunder or shall be in default under the terms thereof.

     10.2. Acceleration of the Obligations. Without in any way limiting the right of Agent or the Lenders to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.2 hereof, upon or at any time after the occurrence of an Event of Default, all or any portion of the Obligations shall, at the option of the Required Lenders and without presentment, demand, protest or further notice by Agent or any Lender, become at once due and payable and Borrower shall forthwith pay to Agent for the ratable benefit of Lenders, the full amount of such Obligations, provided, that upon the occurrence of an Event of Default specified in subsection 10.1.7 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Agent or any Lender.

     10.3. Other Remedies.  Upon the occurrence of an Event of Default, Agent shall have and may exercise from time to time the following rights and remedies:

                  10.3.1. All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Agent may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

                  10.3.2. The right to take immediate possession of the Collateral, and to (i) require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Agent and Lenders at a place designated by Agent which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Agent or any Lender for storage thereof).

                  10.3.3. The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable. Borrower agrees that ten (10) days written notice to Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Agent may designate in said notice. Agent shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, in a commercially reasonable manner, for cash, credit or any combination thereof, and Agent or any Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Agent in collecting the Obligations, in enforcing the rights of Agents and Lenders under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to Agent and Lenders therefor.

                  10.3.4. Agent is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Agent's benefit.



                  10.3.5. Agent may, at its option, require Borrower to deposit with Agent funds equal to the Aggregate LC Amount and, if Borrower fails to promptly make such deposit, Lenders may advance such amount as a Revolving Credit Loan (whether or not an Overadvance is created thereby). Any such deposit or advance shall be held by Agent as a reserve to fund future payments on outstanding LC Guaranties and future drawings against outstanding Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrower.

     10.4. Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Agent or Lenders or contained in any other agreement between or among Agent, Lenders and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Agent or any Lender to require strict performance by Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance by Borrower, and all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Agent or Lenders shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Agent or any Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Agent (with the consent of Lenders or Required Lenders, as applicable, in accordance with the terms of subsection 12.3) and directed to Borrower.


SECTION 11. REGARDING AGENT

     11.1. Appointment. Each Lender hereby designates Fleet to act as Agent for such Lender under this Agreement and the other Loan Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Section 2.3), charges and collections (without giving effect to any collection days)


received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the other Loan Documents or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

     11.2. Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross negligence (but not mere negligence) or willful misconduct or (ii) responsible in any manner for any recitals, statements, representations or warranties made by Borrower or any officer thereof contained in this Agreement or in any other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Loan Documents or for any failure of Borrower to perform its obligations hereunder or thereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the other Loan Documents, or to inspect the properties, books or records of Borrower. The duties of Agent as respects the Loans to Borrower shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

     11.3. Lack of Reliance on Agent and Resignation. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Borrower in connection with the making and the continuance of the Loans hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Loans or at any time or times thereafter except as shall be provided by Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any of the other Loan Documents, or of the financial condition of Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents or the financial condition of Borrower, or the existence of any Event of Default or any Default.

                  Agent may resign on sixty (60) days' written notice to each of Lenders and Borrower. The Required Lenders will promptly designate a successor Agent which in the absence of an Event of Default shall be reasonably satisfactory to Borrower; provided that such resignation shall not be effective until a successor Agent has been designated and approved by Borrower, which such approval shall not be unreasonably withheld.

                  Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     11.4. Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement, any Other Agreement or any Security Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

     11.5. Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed in good faith by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the other Loan Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

     11.6. Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the other Loan Documents, unless Agent has received notice from a Lender or Borrower referring to this Agreement or the other Loan Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

     11.7. Indemnification. To the extent Agent is not reimbursed and indemnified by Borrower, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Loans (or, if no Loans are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any other Loan Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence (but not mere negligence) or willful misconduct.

     11.8. Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Loans made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with Borrower ("Other

Transactions") as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders; provided, however, Agent shall not exercise any rights of set-off under this Agreement with respect to Borrower's obligations to Agent arising out of any Other Transactions.

     11.9. Delivery of Documents. To the extent Agent receives documents and information from Borrower pursuant to the terms of this Agreement, Agent will promptly furnish such documents and information to Lenders.

     11.10. Borrower's Undertaking to Agent. Without prejudice to its obligations to the Lenders under the other provisions of this Agreement, Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or the Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy Borrower's obligations to make payments for the account of the Lenders or the relevant one or more of them pursuant to this Agreement.




SECTION 12. MISCELLANEOUS

     12.1. Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as Borrower's true and lawful attorney (and agent-in-fact) and Agent, or Agent's agent, may, without notice to Borrower and in Borrower's or Agent's name, but at the cost and expense of Borrower:

                  12.1.1. At such time or times upon the occurrence and during the continuance of an Event of Default as Agent or said agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Agent or any Lender or under Agent's or any Lender's control.

                  12.1.2. At such time or times upon the occurrence and during the continuance of an Event of Default as Agent in its sole discretion may determine: (a) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (b) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (c) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable; (d) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (e) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (f) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (g) endorse the name of Borrower upon any of the items of payment or proceeds relating to any

Collateral and deposit the same to the account of Agent on account of the Obligations; (h) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (i) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (j) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (k) make and adjust claims under policies of insurance; and (l) do all other acts and things necessary, in Agent's determination, to fulfill Borrower's obligations under this Agreement.

     12.2. Indemnity. Borrower will indemnify and hold harmless Agent, each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (a) the Transactions and any of the other transactions contemplated by this Agreement, (b) any acquisition or proposed acquisition or similar business combination or proposed business combination by Borrower or any Subsidiary of Borrower or any of their Subsidiaries or Affiliates of all or any portion of the shares of capital stock or substantially all of the Property and assets of any other Person, (c) the Loans and any use made or proposed to be made with the proceeds thereof or (d) the actual or alleged presence of Hazardous Materials on any Property of Borrower or any Subsidiary of Borrower or any of their Subsidiaries or any environmental action or proceeding relating in any way to Borrower or any Subsidiary of Borrower or any of their Subsidiaries or any of their respective Properties, in each case, whether or not such investigation, litigation or proceeding is brought by Borrower or any Subsidiary of Borrower or any of their shareholders or creditors or an Indemnified Party, or an Indemnified Party is otherwise a party thereto and whether or not the Transactions are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross (not mere) negligence or willful misconduct. Borrower further agrees that no Indemnified Party will have any liability (whether direct or indirect, in contract or tort or otherwise) to Borrower or any Subsidiary of Borrower or any of their respective security holders or creditors arising out of, related to or in connection with the Transactions, except for direct (as opposed to consequential) damages determined in a final nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross (not mere) negligence or willful misconduct. Notwithstanding any contrary provision in this Agreement, the obligation of Borrower under this
Section 12.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

     12.3. Modification of Agreement. The Required Lenders and Borrower may, subject to the provisions of this Section 12.3, from time to time enter into written supplemental agreements to this Agreement or the other Loan Documents executed by Borrower, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of the Lenders, the Agent or Borrower thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements;

provided, however, that no such supplemental agreement shall without the consent of all the Lenders:

                              (i) increase the Commitment Percentage of any Lender.

                              (ii) extend the final maturity of any Note or any scheduled installment due date under Section 1.3 hereof, or decrease the rate of interest or reduce any fee payable by Borrower to any such Lender pursuant to this Agreement.

                              (iii) alter the definition of the term Required Lenders or alter, amend or modify this Section 12.3.

                              (iv) release any Collateral during any calendar year having an aggregate value in excess of $100,000.

                              (v)     change the rights and duties of Agent.

                              (vi) increase the Total Credit Facility.

Any such supplemental agreement shall apply equally to each of the Lenders and shall be binding upon Borrower, the Lenders and the Agent and all future holders of the Obligations. In the case of any waiver, Borrower, the Agent and the Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right resulting from such subsequent Event of Default.

     12.4. Successors and Assigns; Participations; New Lenders.

                              (i)     This Agreement shall be binding upon and
inure to the benefit of Borrower, Agent, each Lender, all future holders of the Notes and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

                              (ii) Borrower acknowledges that in the regular
course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Loans to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Lender shall provide written notice to Agent and Borrower of any sales of participating interests made by each Lender. Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Loans held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrower shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Loans or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Loans hereunder or other Obligations payable hereunder and in no event shall Borrower be required to pay any such amount arising from the same circumstances and with respect to the same Loans or other Obligations payable hereunder to both such Lender and such Transferee. Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Loans. No such participation shall create a direct contractual relationship between Borrower and such participant, and no participant shall be given (i) the right to instruct the Lender to take or to refrain from taking any action hereunder, or (ii) any voting rights hereunder (other than for reductions or postponements of any amounts payable hereunder or the release of all or substantially all of the Collateral).

                              (iii) Any Lender may sell, assign or transfer its
rights under this Agreement and the other Loan Documents to one or more additional banks or financial institutions reasonably acceptable to Agent and Borrower (such acceptance not to be unreasonably withheld or delayed) which additional banks or financial institutions may commit to make Loans hereunder (each a "Purchasing Lender"), pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent in the form annexed hereto as Exhibit 12.4 and delivered to Agent for recording provided, however, that any transfer of less than all of any Lender's rights hereunder or any transfer to a Person who is not a Lender hereunder shall be in minimum amounts of not less than $2,500,000. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the other Loan Documents. Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender in accordance with the terms of subsection 12.4(iii) of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the other Loan Documents. Borrower shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing at such transferring Lender's expense.

                              (iv) Agent shall maintain at its address a copy of
each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,000 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

                              (v)     Borrower authorizes each Lender to
disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning Borrower which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement or in connection with such Lender's credit evaluation of Borrower, subject to such prospective Transferee's agreeing to maintain the confidentiality of such information pursuant to an agreement reasonably acceptable to Borrower.

                              (vi) Borrower agrees to take all actions that
Agent may reasonably request in attempting to sell, transfer or assign any of its rights or interest under this Agreement. Such actions include, but are not limited to, (a) Borrower causing senior management and representatives of Borrower and its Subsidiaries to be available to participate in information meetings with prospective Purchasing Lenders at such times and places as Agent may reasonably request, (b) Borrower using its reasonable efforts to ensure that Agent's attempt to sell, transfer or assign any of its rights or interest under this Agreement benefit from Borrower lending relationships and (c) Borrower providing Agent with all information reasonably requested by Agent in order to accomplish such sale, transfer or assignment.

                              (vii) Notwithstanding anything to the contrary in
this Section 12.4, without Agent's prior written consent, no Lender (other than Fleet) may assign or sell any of its rights or interests hereunder, provided, however, any Lender hereunder may assign all or any of its rights hereunder without the consent of Borrower or Agent to (a) the Federal Reserve Bank as collateral or (b) any Affiliate of such Lender.

                              (viii) Upon at least 60 days prior written notice
to Agent, any Lender may terminate its commitment to make Loans hereunder as of the last day of the Original Term.

     12.5. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     12.6. Successors and Assigns. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lenders permitted under Section 12.4 hereof.

     12.7. Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.



     12.8. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

     12.9. Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, one (1) Business Day after deposit in the mail, postage prepaid, or with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

                If to Agent:          FLEET CAPITAL CORPORATION
                                      200 Glastonbury Boulevard
                                      Glastonbury, Connecticut 06033
                                      Attention:  Northeast Loan  Administrator
                                      Facsimile No.:  (860) 657-7759

                With a copy to:       HAHN & HESSEN LLP
                                      350 Fifth Avenue
                                      New York, New York 10118
                                      Attention: Daniel J. Krauss, Esq.
                                      Facsimile No.: (212) 594-7167

                If to Borrower:       Carpet Barn, Inc
                                      c/o Branin Investments, Inc.
                                      100 Maiden Lane, 17th Floor
                                      New York, New York 10038
                                      Attention:  Philip A. Herman
                                      Facsimile No.: (212) 898-8800

                With a copy to:       Herzfeld & Rubin, P.C.
                                      40 Wall Street
                                      New York, New York 10005
                                      Attention: Andrew J. Levinson, Esq.
                                      Facsimile No.: (212) 344-3333

or to such other address as each party may designate for itself by notice given in accordance with this Section 12.9; provided, however, that any notice, request or demand to or upon Agent pursuant to subsection 3.1.1 or 4.2.2 hereof shall not be effective until received by Agent.

     12.10. Lenders' Consent. Whenever Agent's, Required Lenders' or Lenders' consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Agent, Required Lenders and Lenders, as the case may be, shall be authorized to give or withhold such consent in their sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

     12.11. Credit Inquiries. Borrower and each Subsidiary of Borrower hereby authorize and permit Agent and Lenders to respond to usual and customary credit inquiries from third parties concerning Borrower or any Subsidiary of Borrower.

     12.12. Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

     12.13. Entire Agreement. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.


     12.14. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     12.15. GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN NEW YORK, NEW YORK. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK: PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN NEW YORK, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDERS' LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDERS' OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF NEW YORK. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER OR LENDERS, BORROWER HEREBY CONSENTS AND AGREES THAT ANY FEDERAL OR STATE COURT SITTING IN THE STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDERS PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED

OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDERS OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

     12.16. WAIVERS  BY  BORROWER.    BORROWER  WAIVES  (i)  THE  RIGHT
TO TRIAL BY JURY (WHICH AGENT AND LENDERS HEREBY ALSO WAIVE) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL: (ii) OTHER THAN NOTICES EXPRESSLY PROVIDED TO BE GIVEN TO BORROWER HEREIN, PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDERS ON WHICH ANY LOAN PARTY MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDERS MAY DO IN THIS REGARD;
(iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDERS TO EXERCISE ANY OF LENDERS' REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDERS' ENTERING INTO THIS AGREEMENT AND THAT LENDERS ARE RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                       [SIGNATURE LINES ON FOLLOWING PAGE]

                              IN  WITNESS  WHEREOF,  this Agreement has been
duly executed on the day and year specified at the beginning of this Agreement.


                                CARPET BARN, INC.



                                By: /s/ Philip A. Herman
                                    --------------------------------



                                Name: /s/ Philip A. Herman
                                      ------------------------------
                                      Title: President


                                FLEET CAPITAL CORPORATION
                                ("Agent" and "Lender")



                                By: /s/ Richard Stang
                                    ------------------------------

                                Name:   Richard Stang
                                      ------------------------------

                                Title:
                                      ------------------------------
                                      Commitment Percentage:    100%

                                  APPENDIX A

                               GENERAL DEFINITIONS

                  When used in the Loan and Security Agreement dated as of May __, 1998, by and among the financial institutions party thereto and the various financial institutions which become parties thereto ("Lenders"), Fleet Capital Corporation as administrative and collateral agent for Lenders (in such capacity, "Agent") and Carpet Barn, Inc. ("Borrower"), the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

                  Account Debtor - any Person who is or may become obligated under or on account of an Account.

                  Accounts - all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquired any interest.

                  Adjusted Net Earnings From Operations - with respect to any fiscal period, means the net earnings (or loss) after provision for income taxes for such fiscal period of Borrower on a Consolidated Basis, as reflected on the Consolidated financial statement of Borrower supplied to Agent pursuant to subsection 8.1.3 of the Agreement, but excluding:

                           (i)      any gain or loss arising from the sale of
capital assets;

                           (ii)     any gain arising from any write-up of
assets;

                           (iii) earnings or losses of any Subsidiary of
Borrower accrued prior to the date it became a Subsidiary;

                           (iv)     earnings or losses of any corporation or
Person, substantially all the assets of which have been acquired in any manner by Borrower, realized by such corporation or Person prior to the date of such acquisition;



                           (v)      net earnings of any business entity (other
than a Subsidiary of Borrower) in which Borrower has an ownership interest unless such net earnings shall have actually been received by Borrower in the form of cash distributions;

                           (vi)     any portion of the net earnings of any
Subsidiary of Borrower which for any reason is unavailable for payment of dividends to Borrower;

                           (vii) the earnings or losses of any Person (other
than an Affiliate of Borrower) to which any assets of Borrower shall have been sold, transferred or disposed of, or into which Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction;

                           (viii) any gain arising from the acquisition of any
Securities of Borrower; and

                           (ix) any gain or non cash loss arising from
extraordinary items.


                  Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

                  Aggregate LC Amount - at any time, without duplication, the aggregate undrawn face amount of all Letters of Credit and LC Guaranties then outstanding.

                  Agreement - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits thereto and this Appendix A.

                  Availability - the amount of money which Borrower is entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of Revolving Credit Loans then outstanding (including any amounts which Agent may have paid for the account of Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrower) and the LC Amount is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is 0.

                  Bank - Fleet National Bank.



                  Base Rate - a rate per annum equal to the higher of (i) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (ii) the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

                  Base Rate Loans - any Loans bearing interest computed by reference to the Base Rate.

                  Borrower - Carpet Barn, Inc., a Delaware corporation.

                  Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

                           (i)      an amount equal to:

                                    (a)     the Maximum Revolving Amount;

                                            MINUS

                                    (b)     the Aggregate LC Amount;

                                            MINUS

                                    (c)     Reserves; or

                           (ii)     an amount equal to:

                                    (a)     up to 85% ("Accounts Advance Rate")
of the net amount of Eligible Accounts of Borrower;

                                            PLUS

                                    (b)     the lesser of (1) $1,500,000  or (2)
up to 50% ("Inventory Advance Rate") of the value of Eligible Inventory of Borrower calculated on the basis of the lower of cost or market calculated on a first-in, first-out basis;

                                            PLUS

                                    (c)     up to the Special Advance Amount;

                                            MINUS

                                    (d)     Reserves.

                  For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

                  Business Day - means, with respect to Eurodollar Loans, any day on which commercial banks are open for domestic and international business including dealings in Dollar deposits in London, England and New York, New York and with respect to all other Loans, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are closed.

                  Capital Expenditures - expenditures made or liabilities incurred by Borrower for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year and capitalized under GAAP, including the total principal portion of Capitalized Lease Obligations.

                  Capitalized Lease Obligation - any Indebtedness represented by the principal portion of obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  Cash Flow - for any fiscal period, means (i) Adjusted Net Earnings From Operations for such period, plus (ii) depreciation and amortization and any other non-cash expenses of Borrower (iii) plus increases and minus decreases in deferred taxes of Borrower for such period, all as determined in accordance with GAAP.

                  CERCLA - shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss.9601 et seq.

                  Closing Availability - Availability minus all sums then due and owing by Borrower to trade creditors beyond normal trade terms.

                  Closing Date - the date on which all of the conditions precedent in Section 9 of the Agreement are satisfied and the initial Loan is made or the initial Letter of Credit or LC Guaranty is issued under the Agreement.

                  Code - the Uniform Commercial Code as adopted and in force in the State of New York, as from time to time in effect.

                  Collateral - all of the Property and interests in Property described in Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

                  Commitment Percentage - of any Lender means the percentage set forth below such Lender's name on the signature page of the Agreement as same may be adjusted upon any assignment by a Lender pursuant to Section 12.4 thereof.

                  Commitment Transfer Supplement - a document in the form of
Exhibit 12.4 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Loans under the Agreement.

                  Consents - all material filings and all material licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on Borrower's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

                  Consolidated Basis - the consolidation in accordance with GAAP of the accounts or other items of Borrower and its Subsidiaries.

                  Consolidated Interest Expense - shall mean, for any period to the extent actually paid, the interest expense (net of interest income) of Borrower on a Consolidated Basis during such period determined in accordance with GAAP consistently applied, and shall in any event include, without limitation, interest on Capitalized Lease Obligations and shall exclude original issue discount amortization to the extent it is required to be included in accordance with GAAP.

                  Current Assets - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

                  Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

                  Default Rate - as defined in subsection 2.1.2 of the Agreement.

                  Dividend Payment - as defined in subsection 8.2.7 of the Agreement.

                  Dollar - and the sign $ shall mean lawful money of the United States of America.

                  Dominion Account - a special account of Agent established by Borrower pursuant to the Agreement at a bank selected by Borrower, but acceptable to Agent in its reasonable discretion, and over which Agent shall have sole and exclusive access and control for withdrawal purposes.



                  EBITDA - with respect to any fiscal period, means the sum of Adjusted Net Earnings From Operations before interest expense, taxes, depreciation and amortization for said period as determined in accordance with GAAP of Borrower on a Consolidated Basis.

                  Eligible Account - an Account arising in the ordinary course of Borrower's business from the sale of goods or rendition of services which Agent, in its sole credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

                           (i)      it arises out of a sale made by Borrower to
a Subsidiary or an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower; or

                           (ii) it is unpaid for more than 90 days after the
original due date shown on the invoice; or

                           (iii) it is due or unpaid more than 90 days after the
original invoice
date; or

                           (iv)     50% or more of the Accounts from the Account
Debtor are not deemed Eligible Accounts hereunder; or

                           (v)      the total unpaid Accounts of the Account
Debtor exceed 15% of the net amount of all Eligible Accounts, to the extent of such excess; or

                           (vi)     any covenant, representation or warranty
contained in the Agreement with respect to such Account has been breached to the extent it affects the collectability of such Account ; or

                           (vii) the Account Debtor is also Borrower's creditor
or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor to the extent such amount owed is, subject to set-off by or disputed with such Account Debtor; or

                           (viii) the Account Debtor has commenced a voluntary
case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                           (ix) it arises from a sale to an Account Debtor
outside the United States
to the extent the aggregate amount of such Accounts exceeds $25,000, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion; or

                           (x)      it arises from a sale to the Account Debtor
on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or

                           (xi)     the Account Debtor is the United States of
America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Agent, in a manner satisfactory to Agent, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. ss.203 et seq., as amended); or

                           (xii) the Account is subject to a Lien other than a
Permitted Lien; or

                           (xiii) the goods giving rise to such Account have not
been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

                           (xiv) the Account is evidenced by chattel paper or an
instrument of any kind, or has been reduced to judgment; or

                           (xv)     Borrower has made any agreement with the
Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account.

                  Eligible Inventory - such finished goods Inventory of Borrower (other than packaging materials and supplies) which Agent, in its sole credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory if:

                           (i)      it is not in good, new and saleable
condition; or

                           (ii)     it is slow-moving, obsolete or
unmerchantable; or



                           (iii) it does not meet all material standards imposed
by any governmental agency or authority; or

                           (iv)     it does not conform in all respects to the
warranties and representations set forth in the Agreement,

                           (v)      it is not at all times subject to Agent's
duly perfected, first priority security interest and no other Lien except a Permitted Lien; or

                           (vi)     it is not situated at a location in
compliance with the Agreement or is in transit.

                  Environmental Complaint - shall have the meaning set forth in
Section 8.1.7(d) hereof.

                  Environmental Laws - shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

                  Equipment - with respect to Borrower, all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower, or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

                  ERISA - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

                  Eurodollar Loan - any Loan bearing interest computed by reference to the Eurodollar Rate.

                  Eurodollar Rate - for any Eurodollar Loan, for the then current Interest Period relating thereto, the rate per annum equal to the quotient of (a) LIBOR, divided by (b) a number equal to 1.00 minus the aggregate of the rates (expressed as a decimal) of reserve requirements current on the day that is two (2) Business Days prior to the beginning of the Interest Period (including without limitation basic, supplemental, marginal and emergency reserves) under any regulation promulgated by the Board of Governors of the Federal Reserve System (or any other governmental authority having jurisdiction over the Bank) as in effect from time to time, dealing with reserve requirements prescribed for Eurocurrency funding including any reserve requirements with respect to "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System.

                  Event of Default - as defined in Section 10.1 of the Agreement.
                  Excess Cash Flow - with respect to any fiscal period means Net Income minus mandatory principal payments with respect to Indebtedness for Money Borrowed (other than the Revolving Credit Loans) for such period, minus non-financed Capital Expenditures actually made by Borrower during such period minus cash payments of dividends on the Preferred Stock plus or minus any non-cash loss or gain arising from the sale of any capital assets.

                  Federal Funds Rate shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

                  Financial Statement - the audited financial statements of Borrower on a Consolidated Basis for each Fiscal Year.

                  Fiscal Month - each monthly accounting period during any Fiscal Year.

                  Fiscal Quarter - each quarterly accounting period during any Fiscal Year.

                  Fiscal Year - the accounting period beginning on January 1 of each year and ending on December 31 of each year.

                  Fixed Charge Coverage - means, for any period, the ratio of
(i) (A) EBITDA of Borrower on a Consolidated Basis for such period minus (B) cash payments in respect of actual Capital Expenditures of Borrower during such period minus (C) cash taxes actually paid during such period to (ii) the sum of the aggregate of payments of regularly scheduled principal and Consolidated Interest Expense with respect to Indebtedness for Money Borrowed made during such period.

                  Funded Debt Coverage Ratio - means, for any period, the ratio of (A) Indebtedness for Money Borrowed of Borrower on a Consolidated Basis for such period to (B) EBITDA of Borrower on a Consolidated Basis for such period.

                  General Intangibles - with respect to Borrower all general intangibles and other personal property of Borrower (including things in action) other than goods, Accounts, chattel paper, documents, instruments and money, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Accounts by an Account Debtor all rights of indemnification, all deposit accounts of Borrower and all other intangible property of every kind and nature.


                  Guarantor - means each Person that shall execute and deliver a Guaranty to Agent.

                  Guaranty - means the guaranty of the obligations of Borrower executed by each Guarantor in favor of Agent and Lenders and each related guaranty security agreement, as applicable.

                  Hazardous Discharge - shall have the meaning set forth in
Section 4.19(d) hereof.

                  Hazardous Substance - shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or toxic substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

                  Hazardous Wastes - shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

                  Holdings - means Carpet Barn Holdings, Inc., a Delaware corporation.

                  Indebtedness - as applied to a Person means, without duplication

                           (i)      all items which in accordance with GAAP
would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations,

                           (ii)     all obligations of other Persons which such
Person has guaranteed,

                           (iii) all reimbursement obligations in connection


with letters of credit or letter of credit guaranties issued for the account of such Person, and

                           (iv)     in the case of Borrower, the Obligations.

              Interest Period - as defined in subsection 3.1.5.

                  Inventory - with respect to Borrower, all of Borrower's inventory, whether now owned or hereafter acquired including, but not limited to, all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrower.


                  LC Guaranty - any guaranty pursuant to which Agent or any Affiliate of Agent shall guaranty the payment or performance by Borrower of its reimbursement obligation under any letter of credit.

                  Lender and Lenders - the meaning ascribed to such terms in the Preamble to the Agreement and each person which is a transferee, successor or assign of any Lender.

                  Letter of Credit - any letter of credit issued by Agent or any of Agent's Affiliates for the account of Borrower.

                  Letter of Credit Fee Payment Date - the last Business Day of each March, June, September and December and on the last day of the Original Term.

                  LIBOR - for any Eurodollar Loan for the then current Interest Period, the rate of interest equal to the average (rounded upwards, if necessary to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to the Bank in the London interbank eurodollar market as at 11:00 A.M. London time two (2) Business Days prior to the beginning of such Interest Period, for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of such Eurodollar Loan for a period approximately equal to such Interest Period.

                  Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                  Loan Account - the loan account established on the books of Agent pursuant to and as defined in Section 3.6 of the Agreement.

                  Loan Documents - the Agreement, the Other Agreements and the Security Documents.

                  Loan Year - the applicable year during the Term calculated initially from the Closing Date (i.e. the Closing Date through the day prior to the one year anniversary of the Closing Date, "Loan Year 1", the one year anniversary date through the day prior to the two year anniversary of the Closing Date, "Loan Year 2", etc.)

                  Loans - all loans and advances of any kind made by Lenders pursuant to the Agreement.

                  Margin - For each type of Loan, on the Closing Date the rate per annum set forth under the relevant column heading below:

Type of Loan                    Base Rate Loans             Eurodollar Loans
------------                    ---------------             ----------------
Revolving Credit Loans            1.25%                        2.75%
(other than Special
Advances)
Term Loan                         1.75%                        3.25%
Special Advances                  2.00%                        3.50%


provided the applicable Margin with respect to Revolving Credit Loans (other than Special Advances) and the Term Loan shall be subject to change based upon the Fixed Charge Coverage Ratio for the preceding four (4) Fiscal Quarters commencing with the four (4) Fiscal Quarters ended as of December 31, 1998 following the delivery of the audited annual financial statements of Borrower on a Consolidated Basis for the Fiscal Year ended December 31, 1998 (so long as (i) such statements are delivered on or before the Required Delivery Date therefor and (ii) no Event of Default shall have occurred and be continuing) to the rates set forth below under the relevant column heading as of the first day of the first month following the applicable Required Delivery Date:

                                     Eurodollar Loans                                    Base Rate Loans
                                     Revolving Credit                          Revolving
Fixed Charge Coverage                Loans (other than                         Credit Loans
Ratio                                Special Advances)       Term Loan         (other than             Term
                                                                               Special Advances)       Loan
Greater than or equal                2.00%                    2.50%             .50%                   1.00%
to 2.50x

Greater than or equal to             2.25%                    2.75%             .75%                   1.25%


2.00x but less than 2.50x

                                     A-11


Less than 2.00x                      2.75%                    3.25%             1.25%                  1.75%


                  Material Adverse Effect - a material adverse effect on (a) the condition (financial or otherwise), operations, performance, properties, assets or business of Borrower and its Subsidiaries, taken as a whole, (b) Borrower's or any Subsidiary of Borrower's ability to pay or perform the Obligations in accordance with the terms thereof, (c) the value of the Collateral, the Liens on the Collateral or the priority of any such Lien, (d) the practical realization of the benefits of Agent's or any Lender's rights and remedies under this Agreement or the other Loan Documents or (e) any of the Transactions.

                  Maximum Revolving Amount - $5,000,000

                  Money Borrowed - means (i) Indebtedness arising from the lending of money by any Person to Borrower; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to Borrower, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of Borrower under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by Borrower.

                  Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

                  Net Income - for any period, shall mean, the net income of Borrower on a Consolidated Basis for such period as determined in accordance with GAAP as of the Closing Date.

                  Net Worth - at a particular date, all amounts which would be included under shareholders' equity (including preferred stock whether or not categorized as part of shareholders' equity in accordance with GAAP) on a balance sheet of Borrower on a Consolidated Basis determined in accordance with GAAP as at such date and as adjusted to reflect changes in Net Worth evidenced in the Pro Forma Balance Sheet.

                  Notes - the Term Notes and the Revolving Notes.

                  Obligations - all Loans and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrower to Agent or Lenders of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under the Agreement or any of the other Loan Documents whether direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however created.

                  Original Term - as defined in Section 4.1 of the Agreement.

                  Other Agreements - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower, any Subsidiary of Borrower, any Guarantor or any other third party and delivered to Agent and Lenders in respect of the Transactions.

                  Overadvance - as to Borrower, the amount, if any, by which the outstanding principal amount of Revolving Credit Loans plus the LC Amount exceeds the Maximum Revolving Amount.

                  Participating Lender - each Person who shall be granted the right by any Lender to participate in any of the Loans described in the Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lenders.

                  Permitted Liens - any Lien of a kind specified in subsection
8.2.5 of the Agreement.

                  Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

                  Plan - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

                  Pledge Agreement - the Pledge Agreement(s) executed by Borrower or any Subsidiary of Borrower pursuant to which such Person pledges the Subsidiary Stock.

                  Preferred Stock - (i) the 4,660 shares of Holding's preferred stock, par value $.01 per share, consisting of two series, one designated as Series A 12% Cumulative Preferred Stock, par value $.01 per share, stated value $1,000 per share, and the other designated as 12% Cumulative Preferred Stock, par value $.01 per share, stated value $1,000 per share, (ii) the $500,000 of indebtedness of Holdings or its Affiliates to Facundo Bacardi, which indebtedness bears interest at a rate of 12% per annum, payable monthly and
(iii) any shares of preferred stock issued by Nations Flooring, Inc. in exchange, by merger or otherwise, for the preferred stock or indebtedness referred to in clauses (i) or (ii) above. Any reference in any of the Loan Documents to dividends with respect to Preferred Stock shall mean any dividends paid or interest payment with respect to the preferred stock or indebtedness referred to in the preceding sentence.



                  Pro Forma Balance Sheet - as defined in Section 7.1.10(b) of the Agreement.

                  Projections - Borrower's forecasted Consolidated and consolidating (a) balance sheets, (b) profit and loss statements, (c) cash flow statements (d) capitalization statements and (e) Accounts and Inventory valuations all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

                  Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  Purchase Money Indebtedness - means and includes (i) Indebtedness (including Capitalized Lease Obligations) (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (including Capitalized Lease Obligations) (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

                  Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien including Liens securing Capitalized Lease Obligations.

                  Purchasing Lender - as defined in Section 12.4(iii) of the Agreement.

                  Quarterly Financial Statement - the quarterly consolidated financial statements of Borrower with respect to each Fiscal Quarter.

                  RCRA - shall mean the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss.6901 et seq., as same may be amended from time to time.

                  Rentals - as defined in subsection 8.2.12 of the Agreement.

                  Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

                  Required Lenders - Lenders holding at least fifty-one percent (51%) of the Loans as of the most recent Settlement Date and, if no Loans are then outstanding, Lenders holding at least fifty-one percent (51%) of the Commitment Percentages.



                  Required Delivery Date - each date of required delivery of a Financial Statement or a Quarterly Financial Statement.

                  Reserves - as defined in subsection 1.1.1 of the Agreement.

                  Restricted Investment - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

                           (i)      investments in one or more Subsidiaries of
Borrower to the extent existing on the Closing Date;

                           (ii)     rights to payment arising from the sale of
goods and services in the ordinary course of business of Borrower and its Subsidiaries;

                           (iii) investments in direct obligations of the United
States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

                           (iv)     investments in certificates of deposit
maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000; and

                           (v)      investments in commercial paper given the
highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof.

                  Revolving Credit Loan - a Loan made by any Lender as provided in Section 1.1 of the Agreement including, without limitation, Special Advances.

                  Revolving Notes - shall have the meaning set forth in subsection 1.1.1.

                  Schedule of Accounts - as defined in subsection 6.2.1 of the Agreement.

                  Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

                  Security Documents - all instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

                  Settlement Date - the Closing Date and thereafter on the first day of each Week unless such day is not a Business Day in which case it shall be the next succeeding Business Day; provided, however, if Agent so elects in its discretion, Settlement Date shall mean each Business Day of the Week.

Shareholder Notes - the aggregate indebtedness on the Closing Date of the Company, Holdings and Nations Flooring, Inc. to Branin Investments, Inc., whether or not evidenced or memorialized by a written agreement, plus any additional indebtedness incurred by the Company, Holdings or Nations Flooring, Inc. to Branin Investments, Inc. after the Closing Date in respect of the Preferred Stock or otherwise.

                  Six Month Statement - as defined in subsection 8.2.7 of the Agreement.

                  Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts, which will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability), (ii) is able to pay all of its Indebtedness as such Indebtedness matures, (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and (iv) does not intend to, and does not believe it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature.

                  Special Advances - at any date the amount, if any, by which $0 exceeds the difference between (A) the amount derived from clauses (ii)(a) and
(ii)(b) minus (ii)(d) of the definition of Borrowing Base as of such date and
(B) outstanding Revolving Credit Loans as of such date.

                  Special Advance Amount - an amount up to $750,000 reduced by $187,500 on each October 31 and April 30 during the Original Term until reduced to $0.

                  Subordinated Debt - Indebtedness of Borrower that is subordinated to the Obligations in a manner satisfactory to Lenders.

                  Subordination Agreement - the Subordination Agreement to be dated on or about the Closing Date among Borrower, Lender and C.B. Realty of Delaware, Inc.

                  Subsidiary - any corporation or limited liability company of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination and each direct and indirect Subsidiary of such Person.

                  Subsidiary Stock - all of the issued and outstanding shares of stock owned by Borrower or any Subsidiary of Borrower of any of its Subsidiaries.



                  Term Loan - means Loans made pursuant to Section 1.3 hereof.

                  Term Notes - shall have the meaning set forth in subsection
1.3.

                  Transactions - as defined in Section 7.1.10(b) of the Agreement.

                  Total Credit Facility - $10,000,000.

                  Transferee - as defined in Section 12.4(ii) of the Agreement.

                  Voting Stock - Securities of any class or classes of a corporation or membership interests of a limited liability company, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors with respect to a corporation or entitled to elect the managers with respect to a limited liability company (or Persons performing similar functions).

                  Week - the time period commencing with a Monday and ending on the following Monday.

                  Other Terms. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

                  Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.